                                            Registration Statement No. 333-69793

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             Post-Effective No. 1 to
                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         THE TRAVELERS INSURANCE COMPANY
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090
                                                       ----------

          One Tower Square, Hartford, Connecticut 06183 (860) 277-0111
          ------------------------------------------------------------
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                                Ernest J. Wright
                                    Secretary
                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-4345
                              ---------------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)


Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X
                             ---

If the registrant elects to deliver its latest annual report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box.
                                                -----

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                              ------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering       .
                      ------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering       .
                      ------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                               -----

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                         THE TRAVELERS INSURANCE COMPANY

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)

Item
No.            Form S-2 Caption                                                            Heading in Prospectus
---            ----------------                                                            ---------------------


  1.           Forepart of the Registration Statement                                      Outside Front Cover Page of Registration
               and Outside Front Cover Page of                                             Statement and Prospectus
               Prospectus

  2.           Inside Front and Outside Back Cover                                         Available Information, Incorporation of
               Pages of Prospectus                                                         Certain Documents by Reference;
                                                                                           Table of Contents

  3.           Summary Information, Risk Factors                                           Prospectus Summary; Outside Front
               and Ratio of Earnings to Fixed Charges                                      Cover Page

  4.           Use of Proceeds                                                             Investments by the Company

  5.           Determination of Offering Price                                             Not Applicable

  6.           Dilution                                                                    Not Applicable

  7.           Selling Security Holders                                                    Not Applicable

  8.           Plan of Distribution                                                        Distribution of the Contract

  9.           Description of Securities to be                                             Outside Front Cover Page of Prospectus;
               Registered                                                                  Description of Contracts

 10.           Interests of Named Experts and                                              Not Applicable
               Counsel

 11.           Information with Respect to the                                             Outside Front Cover Page; Incorporation
               Registrant                                                                  of Certain Documents by Reference to
                                                                                           Form 10-K

 12.           Incorporation of Certain                                                    Incorporation of Certain Documents by
               Information by Reference                                                    Reference

 13.           Disclosure of Commission Position                                           Not Applicable
               on Indemnification of Securities
               Act Liabilities

                                   PROSPECTUS

                          TRAVELERS RETIREMENT ACCOUNT
                                   PROSPECTUS

This prospectus describes TRAVELERS RETIREMENT ACCOUNT, a flexible premium deferred variable annuity contract (the "Contract") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company, depending on the state in which you purchased your contract. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"). We may issue it as an individual Contract or as a group Contract. In states where only group Contracts are available, you will be issued a certificate summarizing the provisions of the group Contract. For convenience, we refer to Contracts and certificates as "Contracts."

Your contract value will vary daily to reflect the investment experience of the funding options you select. The variable funding options available are:

Capital Appreciation Fund
High Yield Bond Trust
Managed Assets Trust
Money Market Portfolio
AMERICAN ODYSSEY FUNDS, INC.
  Core Equity Fund
  Emerging Opportunities Fund
  Global High-Yield Bond Fund
  Intermediate-Term Bond Fund
  International Equity Fund   Long-Term Bond Fund
DELAWARE GROUP PREMIUM FUND
  REIT Series
  Small Cap Value Series
DREYFUS VARIABLE INVESTMENT FUND
  Appreciation Portfolio(1)
  Small Cap Portfolio
GREENWICH STREET SERIES FUND
  Equity Index Portfolio -- Class II Shares
JANUS ASPEN SERIES
  Worldwide Growth Portfolio -- Service      Shares
THE MONTGOMERY FUNDS III
  Montgomery Variable Series: Growth Fund
OCC ACCUMULATION TRUST
  Equity Portfolio
SALOMON BROTHERS VARIABLE SERIES FUND INC.
  Capital Fund
  Investors Fund
  Total Return Fund
STRONG VARIABLE INSURANCE FUNDS, INC.
  Strong Schafer Value Fund II
TRAVELERS SERIES FUND INC.
  Alliance Growth Portfolio
  MFS Total Return Portfolio
  Putnam Diversified Income Portfolio
  Smith Barney High Income Portfolio
  Smith Barney International Equity Portfolio
  Smith Barney Large Capitalization Growth   Portfolio
THE TRAVELERS SERIES TRUST
  Disciplined Mid Cap Stock Portfolio
  Disciplined Small Cap Stock Portfolio
  Equity Income Portfolio
  Federated Stock Portfolio
  Large Cap Portfolio
  Lazard International Stock Portfolio
  MFS Mid Cap Growth Portfolio
  MFS Research Portfolio
  Social Awareness Stock Portfolio
  Strategic Stock Portfolio
  Travelers Quality Bond Portfolio
  U.S. Government Securities Portfolio
  Utilities Portfolio
VARIABLE INSURANCE PRODUCTS FUND II (FIDELITY)
  Asset Manager Portfolio -- Service      Class 2
WARBURG PINCUS TRUST
  Emerging Markets Portfolio

---------------
(1) Formerly Capital Appreciation Portfolio

THE CONTRACT AND/OR SOME OF THE FUNDING OPTIONS MAY NOT BE AVAILABLE IN ALL STATES. THIS PROSPECTUS IS ONLY VALID WHEN ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE VARIABLE FUNDING OPTIONS. READ AND RETAIN THEM FOR FUTURE REFERENCE.

This prospectus provides the information that you should know before investing in the Contract. You can receive additional information about The Travelers Separate Account Five for Variable Annuities or the Travelers Separate Account Six for Variable Annuities by requesting a Statement of Additional Information ("SAI") dated May 1, 2000. The SAI has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference to this prospectus. To request a copy, write to The Travelers Insurance Company, Annuity Services, One Tower Square, Hartford, CT 06183-8130, call 1-800-842-9406, or access the SEC's website (http://www.sec.gov). See Appendix D for the SAI's table of contents.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY EACH OF THE TRAVELERS INSURANCE COMPANY'S AND THE TRAVELERS LIFE AND ANNUITY COMPANY'S LATEST ANNUAL REPORTS ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1999. VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 1, 2000

                               TABLE OF CONTENTS

Index of Special Terms................      2
Summary...............................      3
Fee Table.............................      6
Condensed Financial Information.......     13
The Annuity Contract..................     13
  Contract Owner Inquiries............     13
  Purchase Payments...................     13
  Conservation Credit.................     13
  Accumulation Units..................     13
  The Funding Options.................     14
Charges and Deductions................     18
  General.............................     18
  Withdrawal Charge...................     18
  Free Withdrawal Allowance...........     19
  Premium Tax.........................     19
  Mortality and Expense Risk Charge...     19
  Funding Option Expenses.............     20
  Floor Benefit/Liquidity Benefit.....     20
  CHART Asset Allocation Program
     Charges..........................     20
  Changes in Taxes Based Upon Premium
     or Value.........................     20
Transfers.............................     20
  Dollar Cost Averaging...............     20
  Asset Allocation Advice.............     21
Access to Your Money..................     21
  Systematic Withdrawals..............     21
  Managed Distribution Program........     21
Ownership Provisions..................     22
  Types of Ownership..................     22
     Contract Owner...................     22
     Annuitant........................     22
     Beneficiary......................     22
Death Benefit.........................     22
  Death Benefit Proceeds Prior to
     Maturity Date....................     22
  Death Proceeds After the Maturity
     Date.............................     23
  Payment of Proceeds.................     24
The Annuity Period....................     24
  Maturity Date.......................     24
  Liquidity Benefit...................     24
  Allocation of Annuity...............     25
  Variable Annuity....................     25
  Fixed Annuity.......................     25
Payment Options.......................     26
  Election of Options.................     26
  Variable Annuitization Floor
     Benefit..........................     26
  Annuity Options.....................     26
Miscellaneous Contract Provisions.....     27
  Right to Return.....................     27
  Termination.........................     27
  Required Reports....................     28
  Suspension of Payments..............     28
  Transfers of Contract Values to
     other Annuities..................     28
The Separate Accounts.................     28
  Performance Information.............     28
Federal Tax Considerations............     29
  General Taxation of Annuities.......     29
  Qualified Annuity Contracts.........     29
  Penalty Tax for Premature
     Distributions....................     30
  Taxation of Surrenders Under
     Liquidity Feature................     30
  Diversification Requirements of
     Variable Annuities...............     30
  Ownership of the Investments........     30
  Mandatory Distributions for
     Qualified Plans..................     30
  Taxation of Death Benefit
     Proceeds.........................     31
Available Information.................     31
Incorporation of Certain Documents By
  Reference...........................     31
Other Information.....................     32
  The Insurance Companies.............     32
  Financial Statements................     32
  IMSA................................     32
  Distribution of Variable Annuity
     Contracts........................     32
  Conformity with State and Federal
     Laws.............................     32
  Voting Rights.......................     33
  Contract Modification...............     33
  Legal Proceedings and Opinions......     33
APPENDIX A: Condensed Financial
Information of The Travelers Insurance
  Company: Separate Account Five......    A-1
APPENDIX B: Condensed Financial
  Information of The Travelers Life
  and Annuity Company: Separate
  Account Six.........................    B-1
APPENDIX C: Nursing Home
  Confinement.........................    C-1
APPENDIX D: Market Value Adjustment...    D-1
APPENDIX E: Contents of the Statement
  of Additional Information...........    E-1

                             INDEX OF SPECIAL TERMS

The following terms are italicized throughout the prospectus. Refer to the page listed for an explanation of each term.

Accumulation Period...................     13
Annuitant.............................     22
Annuitization Credit..................     25
Annuity Payments......................     13
Annuity Unit..........................     14
Cash Surrender Value..................     21
Certificate...........................      4
Conservation Credit...................     13
Contract Date.........................     13
Contract Owner........................     22
Contract Value........................     13
Contract Year.........................     13
Death Report Date.....................     23
Funding Option(s).....................     14
Maturity Date.........................     13
Participant...........................      4
Purchase Payment......................     13
Underlying Fund.......................     14
Written Request.......................     13

                                    SUMMARY:
                          TRAVELERS RETIREMENT ACCOUNT

THIS SUMMARY DETAILS SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. PLEASE READ THE ENTIRE PROSPECTUS CAREFULLY.



WHAT COMPANY WILL ISSUE MY CONTRACT? Your issuing company is either The Travelers Insurance Company or The Travelers Life and Annuity Company, ("the Company," "We" or "Us") depending on where you purchase your Contract. Each company sponsors its own Separate Account, both of which are described later in this prospectus. The Travelers Insurance Company sponsors the Travelers Separate Account Five for Variable Annuities ("Separate Account Five"); The Travelers Life and Annuity Company sponsors the Travelers Separate Account Six for Variable Annuities ("Separate Account Six"). When we refer to the Separate Account, we are referring to either Separate Account Five or Separate Account Six, depending upon your issuing company. Your issuing company is The Travelers Life and Annuity Company unless you purchased your contract in the locations listed below, which contracts are issued by The Travelers Insurance Company.

Bahamas
British Virgin Islands
Guam
New Hampshire
New Jersey
New York
U.S. Virgin Islands

You may also refer to the cover page of your Contract for the name of your issuing company. You may only purchase a Contract where the Contract has been approved for sale. This Contract may not currently be available for sale in all locations.


CAN YOU GIVE ME A GENERAL DESCRIPTION OF THE VARIABLE ANNUITY CONTRACT? The Contract offered by the Company is intended for retirement savings or other long-term investment purposes. The Contract provides a death benefit as well as guaranteed payout options. You direct your payment(s) to one or more of the variable funding options. Depending on market conditions, you may gain or lose money in any of these options.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase. During the accumulation phase generally, your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal, presumably when you are in a lower tax bracket. The payout phase occurs when you begin receiving payments from your Contract. The amount of money you accumulate in your Contract determines the amount of income (annuity payments) you receive during the payout phase.

Once you choose one of the annuity options and begin to receive payments, it cannot be changed. During the payout phase, you have the same investment choices you had during the accumulation phase. The dollar amount of your payments may increase or decrease.

In addition, depending on which annuity option you select, and depending on market conditions, there are several other options and features available upon annuitization. These include an annuitization credit, a variable annuitization floor benefit, a liquidity benefit and an increasing benefit option. Please refer to your Contract and the prospectus for further details.

WHO SHOULD PURCHASE THIS CONTRACT? The Contract is currently available for use in connection with qualified retirement plans (which include contracts qualifying under Section 401(a), 403(b), 408 or 457 of the Internal Revenue Code (the "Code"). Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, if you are purchasing this Contract through a Plan, you should consider purchasing the Contract for its Death Benefit, Annuity Option Benefits or other non-tax related benefits.

You may purchase the Contract with an initial payment of at least $20,000. You may make additional payments of at least $5,000 any time during the accumulation phase.

We may add a conservation credit to funds received as purchase payments if such funds originated from another Contract issued by Our affiliates or Us. If applied, we will determine the amount of this credit.

If you select the Optional Death Benefit, we will add a credit to each purchase payment equal to 2% of that purchase payment. These credits are applied pro rata to the same funding options to which your purchase payment was applied.

WHO IS THE CONTRACT ISSUED TO? If you purchase an individual contract, you are the contract owner. If a group contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual contract owner, or the group participant, as applicable. We refer to both contracts and certificates as "contracts." If a group unallocated contract is purchased, we issue only the contract. Where we refer to "you," we are referring to the group participant.

We issue group contracts in connection with retirement plans. Depending on your retirement plan, certain features and/or funding options described in this prospectus may not be available to you. Your retirement plan provisions supercede the prospectus. If you have any questions about your specific retirement plan, contact your plan administrators.

IS THERE A RIGHT TO RETURN PERIOD? If you cancel the Contract within ten days after you receive it, you receive a full refund of the cash value (including charges). Where state law requires a longer right to return (free look), or the return of the purchase payments, we will comply. You bear the investment risk during the free look period; therefore, the cash value returned to you may be greater or less than your purchase payment. The cash value will be determined as of the close of business on the day we receive a written request for a refund. If the Contract is purchased as an Individual Retirement Annuity (IRA), and is returned within the first seven days after contract delivery, your full purchase payment will be refunded. During the remainder of the IRA free look period, the cash value (including charges) will be refunded. The cash value will be determined as of the close of business on the day we receive a written request for a refund.

WHAT TYPES OF INVESTMENT OPTIONS ARE AVAILABLE? You can direct your money into any or all of the funding options shown on the cover page. The funding options are described in the prospectuses for the funds. Depending on market conditions, you may make or lose money in any of these options.

The value of the Contract will vary depending upon the investment performance of the funding options you choose. Past performance is not a guarantee of future results. Standard and nonstandard performance is shown in the Statement of Additional Information that you may request free of charge.

You can transfer between the funding options as frequently as you wish without any current tax implications. Currently there is no charge for transfers, nor a limit to the number of transfers allowed. We may, in the future, charge a fee for any transfer request, or limit the number of transfers allowed. At a minimum, we would always allow one transfer every six months. We reserve the right to restrict transfers that we determine will disadvantage other contract owners.

WHAT EXPENSES WILL BE ASSESSED UNDER THE CONTRACT? The Contract has insurance features and investment features, and there are costs related to each. For the Standard Death Benefit, the annual insurance charge is 0.80% of the amounts you direct to the funding options. For the Optional Death Benefit and Credit option, the annual insurance charge is 1.25%. Each funding option also charges for management and other expenses. Please refer to the Fee Table for more information about the charges.

A withdrawal charge will apply to withdrawals from the Contract, and is calculated as a percentage of the purchase payments. The maximum percentage is 5%, gradually decreasing to 0% in year 6 and later.

If the Variable Annuitization Floor Benefit is selected, there is a Floor Benefit charge assessed. This charge will vary based upon market conditions, and will be set at the time you choose this option. Once established, this charge will remain the same throughout the term of the annuitization.

HOW WILL MY CONTRIBUTIONS AND WITHDRAWALS BE TAXED? Generally, the payments you make to a qualified Contract during the accumulation phase are made with before-tax dollars. You will be taxed on your purchase payments and on any earnings when you make a withdrawal or begin receiving annuity payments.

If you reach a certain age, you may be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the amount withdrawn.

During the annuity period, if you have elected the optional Variable Annuity Floor Option and take a surrender, there will be tax implications. Consult your tax advisor.

HOW MAY I ACCESS MY MONEY? You can take withdrawals any time during the accumulation phase. Withdrawal charges, income taxes, and/or a penalty tax may apply to taxable amounts withdrawn.

WHAT IS THE DEATH BENEFIT UNDER THE CONTRACT? The person you have chosen as your beneficiary will receive a death benefit upon the death of the owner before the maturity date. You may select either the Standard Death Benefit or the Optional Death Benefit and Credit at the time of purchase. The death benefit paid depends on your age at the time of your death. The death benefit is calculated as of the close of the business day on which the Home Office receives due proof of death and written distribution instructions.

Any amount paid will be reduced by any applicable premium tax, or surrenders not previously deducted. Certain states may have varying age requirements. Please refer to the Death Benefit section of the prospectus for more details.

ARE THERE ANY ADDITIONAL FEATURES? This Contract has other features you may be interested in. These include:

     - DOLLAR COST AVERAGING. This is a program that allows you to invest a fixed amount of money in funding options each month, theoretically giving you a lower average cost per unit over time than a single one-time purchase. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

     - ASSET ALLOCATION ADVICE. If allowed, you may elect to enter into a separate advisory agreement with Copeland Financial Services LLC ("Copeland"), an affiliate of the Company, for the purpose of receiving asset allocation advice under Copeland's CHART Program. The CHART Program allocates all purchase payments among the American Odyssey Funds. The CHART Program and applicable fees are fully described in a separate disclosure statement.

     - MANAGED DISTRIBUTION PROGRAM. This program allows us to automatically calculate and distribute to you, in November of the applicable tax year, an amount that will satisfy the Internal Revenue Service's minimum distribution requirements imposed on certain contracts once the owner reaches age 70 1/2 or retires. These minimum distributions occur during the accumulation phase.

     - SYSTEMATIC WITHDRAWAL OPTION. Before the maturity date, you can arrange to have money sent to you at set intervals throughout the year. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

                                   FEE TABLE
--------------------------------------------------------------------------------
CONTRACT CHARGES AND EXPENSES:
WITHDRAWAL CHARGE (as a percentage of the purchase payments withdrawn)

                  YEARS SINCE PURCHASE                      WITHDRAWAL
                      PAYMENT MADE                            CHARGE
                       1 or less                              5%
                           2                                  4%
                           3                                  3%
                           4                                  2%
                           5                                  1%
                      6 and later                             0%

During the annuity period, if you have elected the Liquidity Benefit, a surrender charge of 5% of the amount withdrawn will be assessed. See "Liquidity Benefit."

ANNUAL SEPARATE ACCOUNT CHARGES:
  (as a percentage of the average daily net assets of the Separate Account)

                                                                STANDARD        ENHANCED
                                                              DEATH BENEFIT   DEATH BENEFIT
       Mortality & Expense Risk Charge......................   0.80%            1.25%
       Administrative Expense Charge........................    None             None
                                                                  ----           -------
          Total Separate Account Charges....................   0.80%            1.25%

During the annuity period, if you have elected the Floor Benefit, a total annual separate account charge of up to 3.80% or 4.25% may apply. See "Floor Benefit Charge."

FUNDING OPTION EXPENSES:
(as a percentage of average daily net assets of the funding option as of December 31, 1999, unless otherwise noted.)

Each of the American Odyssey Funds is listed twice, once with the optional CHART asset allocation fee of .80% reflected and once without the optional asset allocation fee.


                                                                                        TOTAL ANNUAL
                                                                          OTHER          OPERATING
                                             MANAGEMENT FEE              EXPENSES         EXPENSES
                                             (AFTER EXPENSE   12B-1   (AFTER EXPENSE   (AFTER EXPENSE
             UNDERLYING FUNDS:               REIMBURSEMENT)   FEES    REIMBURSEMENT)   REIMBURSEMENT)
-----------------------------------------------------------------------------------------------------
Capital Appreciation Fund..................      0.75%                     0.08%            0.83%
High Yield Bond Trust......................      0.50%                     0.31%            0.81%
Managed Assets Trust.......................      0.50%                     0.10%            0.60%
Money Market Portfolio.....................      0.32%                     0.08%            0.40%(1)
AMERICAN ODYSSEY FUNDS, INC.
     Core Equity Fund......................      0.56%                     0.08%            0.64%
     Emerging Opportunities Fund...........      0.75%                     0.12%            0.87%
     Global High-Yield Bond Fund...........      0.67%                     0.16%            0.83%
     Intermediate-Term Bond Fund...........      0.49%                     0.10%            0.59%
     International Equity Fund.............      0.59%                     0.13%            0.72%
     Long-Term Bond Fund...................      0.50%                     0.10%            0.60%
AMERICAN ODYSSEY FUNDS, INC.*
     Core Equity Fund......................      0.56%                     0.88%            1.44%
     Emerging Opportunities Fund...........      0.75%                     0.92%            1.67%
     Global High-Yield Bond Fund...........      0.67%                     0.96%            1.63%
     Intermediate-Term Bond Fund...........      0.49%                     0.90%            1.39%
     International Equity Fund.............      0.59%                     0.93%            1.52%
     Long-Term Bond Fund...................      0.50%                     0.90%            1.40%
DELAWARE GROUP PREMIUM FUND
     REIT Series...........................      0.64%                     0.21%            0.85%(2)
     Small Cap Value Series................      0.75%                     0.10%            0.85%

                                                                                        TOTAL ANNUAL
                                                                          OTHER          OPERATING
                                             MANAGEMENT FEE              EXPENSES         EXPENSES
                                             (AFTER EXPENSE   12B-1   (AFTER EXPENSE   (AFTER EXPENSE
             UNDERLYING FUNDS:               REIMBURSEMENT)   FEES    REIMBURSEMENT)   REIMBURSEMENT)
-----------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
     Appreciation Portfolio(3).............      0.75%                     0.03%            0.78%
     Small Cap Portfolio...................      0.75%                     0.03%            0.78%
GREENWICH STREET SERIES FUND
     Equity Index Portfolio -- Class II
       Shares..............................      0.21%        0.25%        0.05%            0.51%(4)
JANUS ASPEN SERIES
     Worldwide Growth Portfolio -- Service
       Shares..............................      0.65%        0.25%        0.05%            0.95%(5)
THE MONTGOMERY FUNDS III
     Montgomery Variable Series: Growth
       Fund................................      0.52%                     0.73%            1.25%(6)
OCC ACCUMULATION TRUST
     Equity Portfolio......................      0.80%                     0.11%            0.91%
SALOMON BROTHERS VARIABLE SERIES FUND INC.
     Capital Fund..........................      0.00%                     1.00%            1.00%(7)
     Investors Fund........................      0.53%                     0.47%            1.00%(7)
     Total Return Fund.....................      0.15%                     0.85%            1.00%(7)
STRONG VARIABLE INSURANCE FUNDS, INC.
     Strong Schafer Value Fund II..........      1.00%                     0.20%            1.20%(8)
TRAVELERS SERIES FUND INC.
     Alliance Growth Portfolio.............      0.80%                     0.02%            0.82%(9)
     MFS Total Return Portfolio............      0.80%                     0.04%            0.84%(9)
     Putnam Diversified Income Portfolio...      0.75%                     0.08%            0.83%(9)
     Smith Barney High Income Portfolio....      0.60%                     0.06%            0.66%(9)
     Smith Barney International Equity
       Portfolio...........................      0.90%                     0.10%            1.00%(9)
     Smith Barney Large Capitalization
       Growth Portfolio....................      0.75%                     0.11%            0.86%(9)
THE TRAVELERS SERIES TRUST
     Disciplined Mid Cap Stock Portfolio...      0.70%                     0.25%            0.95%(10)
     Disciplined Small Cap Stock
       Portfolio...........................      0.80%                     0.20%            1.00%(11)
     Equity Income Portfolio...............      0.75%                     0.13%            0.88%
     Federated Stock Portfolio.............      0.63%                     0.19%            0.82%
     Large Cap Portfolio...................      0.75%                     0.12%            0.87%
     Lazard International Stock
       Portfolio...........................      0.83%                     0.23%            1.06%
     MFS Mid Cap Growth Portfolio..........      0.80%                     0.20%            1.00%(11)
     MFS Research Portfolio................      0.80%                     0.19%            0.99%
     Social Awareness Stock Portfolio......      0.64%                     0.16%            0.80%
     Strategic Stock Portfolio.............      0.60%                     0.30%            0.90%(11)
     Travelers Quality Bond Portfolio......      0.32%                     0.22%            0.54%
     U.S. Government Securities
       Portfolio...........................      0.32%                     0.16%            0.48%
     Utilities Portfolio...................      0.65%                     0.23%            0.88%
VARIABLE INSURANCE PRODUCTS II
     Asset Manager Portfolio -- Service
       Class 2.............................      0.53%        0.25%        0.10%            0.88%(12)
WARBURG PINCUS TRUST
     Emerging Markets Portfolio............      0.00%                     1.40%            1.40%(13)

* Includes CHART asset allocation fee of 0.80%.

NOTES:
The purpose of this Fee Table is to assist Contract Owners in understanding the various costs and expenses that a Contract Owner will bear, directly or indirectly. See "Charges and Deductions" in this prospectus for additional information. Expenses shown do not include premium taxes, which may be applicable. "Other Expenses" include operating costs of the fund. These expenses are reflected in each funding option's net asset value and are not deducted from the account value under the Contract.


 (1) Other Expenses have been restated to reflect the current expense reimbursement arrangement with Travelers Insurance Company. Travelers has agreed to reimburse the Portfolio for the amount by which its aggregate expenses (including the management fee, but excluding brokerage commissions, interest charges and taxes) exceeds 0.40%. Without such arrangement, Total Expenses would have been 0.50% for the MONEY MARKET PORTFOLIO.

 (2) The investment adviser for the REIT SERIES is Delaware Management Company ("DMC"). Effective May 1, 2000 through October 31,2000, DMC has voluntarily agreed to waive its management fee and reimburse the Series for expenses to the extent that total expenses will not exceed 0.85%. Without such and arrangement, Total Annual Operating Expenses for the fund would have been 0.96%.

 (3) Formerly Capital Appreciation Portfolio.

 (4) The Portfolio Management Fee for EQUITY INDEX PORTFOLIO -- CLASS II includes 0.06% for fund administration and a distribution plan or "Rule 12b-1 plan". Fees for Class II reflect the period from 3/22/99 (inception date) to 12/31/99. On March 22, 1999, the fund adopted its current fee structure.

 (5) Expenses are based on the estimated expenses that the new Service Shares Class expects to incur in its initial fiscal year. All expenses are shown without the effect of offset arrangements.

 (6) The investment manager of the MONTGOMERY VARIABLE SERIES: GROWTH FUND has agreed to reduce some or all of its management fees if necessary to keep Total Annual Operating Expenses, expressed on an annualized basis, at or below one and one quarter percent (1.25%) of its average net assets. Absent this waiver of fees, the Portfolio's Total Annual Operating Expenses would equal 2.25%.

 (7) The Adviser has waived all or a portion of its Management Fees for the year ended December 31, 1999. If such fees were not waived or expenses reimbursed, the Management Fee, Other Expenses, and Total Annual Operating Expenses would have been as follows: 0.70%, 0.45% and 1.15% respectively for the INVESTORS FUND; 0.85%, 1.14%, and 1.99% respectively for the CAPITAL FUND; and 0.80%, 0.85%, and 1.65% respectively for the TOTAL RETURN FUND.

 (8) The Adviser for STRONG SCHAFER VALUE FUND II has voluntarily agreed to cap the Total Annual Operating Expenses at 1.20%. The adviser has no current intention to, but may in the future, discontinue or modify any waiver of fees or absorption of expenses at its discretion without further notification. Absent the waiver of fees, the Total Annual Operating Expenses would be 1.57%.

 (9) Expenses are as of October 31, 1999 (the Fund's fiscal year end). There were no fees waived or expenses reimbursed for these funds in 1999.

(10) Other Expenses reflect the current expense reimbursement arrangement with Travelers Insurance Company. Travelers has agreed to reimburse the Portfolio for the amount by which its aggregate expenses (including management fees, but excluding brokerage commissions, interest charges and taxes) exceeds 0.95%. Without such arrangements, the Total Annual Operating Expenses for the Portfolio would have been 0.99% for the DISCIPLINED MID CAP STOCK PORTFOLIO.

(11) Travelers Insurance Company has agreed to reimburse the STRATEGIC STOCK PORTFOLIO, the DISCIPLINED SMALL CAP STOCK PORTFOLIO, and the MFS MID CAP GROWTH PORTFOLIO for expenses for the period ended December 31, 1999 which exceeded 0.90%, 1.00% and 1.00% respectively. Without such arrangements, the actual annualized Total Annual Operating Expenses would have been 0.99%, 1.49%, and 1.07% respectively.

(12) A portion of the brokerage commissions that certain funds pay was used to reduce fund expenses. In addition, through arrangements with certain funds custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable fund's expenses. Without these reductions, the Total Annual Operating Expenses presented in the table would have been 0.89% for ASSET MANAGER PORTFOLIO -- SERVICE CLASS 2. Service Class 2 expenses are based on estimated expenses for the first year.

(13) Fee waivers, expense reimbursements, or expense credits reduced expenses for the WARBURG PINCUS EMERGING MARKETS PORTFOLIO during 1999, but this may be discontinued at any time. Without such arrangements, the Portfolio's Management Fees, Other Expenses and Total Annual Operating Expenses would equal 1.25%, 1.88% and 3.13%, respectively. The Portfolio's other expenses are based on annualized estimates of expenses for the fiscal year ending December 31, 1999, net of any fee waivers or expense reimbursements.

EXAMPLE*: STANDARD DEATH BENEFIT

Assuming a 5% annual return on assets, a $1,000 investment would be subject to the following expenses:


--------------------------------------------------------------------------------------------------------------------
                                         IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                               END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                       -------------------------------------   -------------------------------------
     UNDERLYING FUNDING OPTIONS        1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund............    67        81        99        193       17        51        89        193
High Yield Bond Trust................    66        81        98        191       16        51        88        191
Managed Assets Trust.................    64        74        87        168       14        44        77        168
Money Market Portfolio...............    62        68        76        146       12        38        66        146
AMERICAN ODYSSEY FUNDS, INC.(1)
    Core Equity Fund.................    65        76        89        172       15        46        79        172
    Emerging Opportunities Fund......    67        83       101        198       17        53        91        198
    Global High-Yield Bond Fund......    67        81        99        193       17        51        89        193
    Intermediate-Term Bond Fund......    64        74        86        167       14        44        76        167
    International Equity Fund........    65        78        93        181       15        48        83        181
    Long-Term Bond Fund..............    64        74        87        168       14        44        77        168
AMERICAN ODYSSEY FUNDS, INC.(2)
    Core Equity Fund.................    73       100       130        257       23        70       120        257
    Emerging Opportunities Fund......    75       107       142        281       25        77       132        281
    Global High-Yield Bond Fund......    75       106       140        277       25        76       130        277
    Intermediate-Term Bond Fund......    72        99       127        252       22        69       117        252
    International Equity Fund........    74       102       134        266       24        72       124        266
    Long-Term Bond Fund..............    72        99       128        253       22        69       118        253
DELAWARE GROUP PREMIUM FUND
    REIT Series......................    67        82       100        195       17        52        90        195
    Small Cap Value Series...........    67        82       100        195       17        52        90        195
DREYFUS VARIABLE INVESTMENT FUND
    Appreciation Portfolio...........    66        80        96        188       16        50        86        188
    Small Cap Portfolio..............    66        80        96        188       16        50        86        188
JANUS ASPEN SERIES
    Worldwide Growth Portfolio --
      Service Shares.................    65        77        92        179       15        47        82        179
GREENWICH STREET SERIES FUND
    Equity Index Portfolio -- Class
      II Shares......................    63        72        82        158       13        42        72        158
THE MONTGOMERY FUNDS III
    Montgomery Variable Series:
      Growth Fund....................    71        94       120        238       21        64       110        238
OCC ACCUMULATION TRUST
    Equity Portfolio.................    67        84       103        202       17        54        93        202
SALOMON BROTHERS VARIABLE SERIES FUND
  INC.
    Capital Fund.....................    68        87       107        212       18        57        97        212
    Investors Fund...................    68        87       107        212       18        57        97        212
    Total Return Fund................    68        87       107        212       18        57        97        212
STRONG VARIABLE INSURANCE FUNDS, INC.
    Strong Schafer Value Fund II.....    70        93       118        233       20        63       108        233
TRAVELERS SERIES FUND INC.
    Alliance Growth Portfolio........    66        81        98        192       16        51        88        192
    MFS Total Return Portfolio.......    67        82        99        194       17        52        89        194
    Putnam Diversified Income
      Portfolio......................    67        81        99        193       17        51        89        193
    Smith Barney High Income
      Portfolio......................    65        76        90        175       15        46        80        175
    Smith Barney International Equity
      Portfolio......................    68        87       107        212       18        57        97        212
    Smith Barney Large Capitalization
      Growth Portfolio...............    67        82       100        197       17        52        90        197

--------------------------------------------------------------------------------------------------------------------
                                         IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                               END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                       -------------------------------------   -------------------------------------
     UNDERLYING FUNDING OPTIONS        1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
    Disciplined Mid Cap Stock
      Portfolio......................    68        85       105        206       18        55        95        206
    Disciplined Small Cap Stock
      Portfolio......................    68        87       107        212       18        57        97        212
    Equity Income Portfolio..........    67        83       101        199       17        53        91        199
    Federated Stock Portfolio........    66        81        98        192       16        51        88        192
    Large Cap Portfolio..............    67        83       101        198       17        53        91        198
    Lazard International Stock
      Portfolio......................    69        88       111        218       19        58       101        218
    MFS Mid Cap Growth Portfolio.....    68        87       107        212       18        57        97        212
    MFS Research Portfolio...........    68        86       107        211       18        56        97        211
    Social Awareness Stock
      Portfolio......................    66        81        97        190       16        51        87        190
    Strategic Stock Portfolio........    67        84       102        201       17        54        92        201
    Travelers Quality Bond
      Portfolio......................    64        72        83        161       14        42        73        161
    U.S. Government Securities
      Portfolio......................    63        71        80        155       13        41        70        155
    Utilities Portfolio..............    67        83       101        199       17        53        91        199
VARIABLE INSURANCE PRODUCTS FUND II
    Asset Manager
      Portfolio -- Service Class 2...    65        75        88        171       15        45        78        171
WARBURG PINCUS TRUST
    Emerging Markets Portfolio.......    72        99       128        253       22        69       118        253


 * THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

(1) Reflects expenses that would be incurred for those Contract Owners who DO NOT participate in the CHART Asset Allocation program.

(2) Reflects expenses that would be incurred for those Contract Owners who DO participate in the CHART Asset Allocation program.

EXAMPLE*: OPTIONAL DEATH BENEFIT

Assuming a 5% annual return on assets, a $1,000 investment would be subject to the following expenses:


--------------------------------------------------------------------------------------------------------------------
                                         IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                               END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                       -------------------------------------   -------------------------------------
     UNDERLYING FUNDING OPTIONS        1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund............    71        95       122        241       21        65       112        241
High Yield Bond Trust................    71        95       121        239       21        65       111        239
Managed Assets Trust.................    69        88       110        217       19        58       100        217
Money Market Portfolio...............    67        82       100        196       17        52        90        196
AMERICAN ODYSSEY FUNDS, INC.(1)
    Core Equity Fund.................    69        89       112        221       19        59       102        221
    Emerging Opportunities Fund......    72        96       124        245       22        66       114        245
    Global High-Yield Bond Fund......    71        95       122        241       21        65       112        241
    Intermediate-Term Bond Fund......    69        88       110        216       19        58       100        216
    International Equity Fund........    70        92       116        230       20        62       106        230
    Long-Term Bond Fund..............    69        88       110        217       19        58       100        217
AMERICAN ODYSSEY FUNDS, INC.(2)
    Core Equity Fund.................    77       114       152        302       27        84       142        302
    Emerging Opportunities Fund......    80       120       164        324       30        90       154        324
    Global High-Yield Bond Fund......    79       119       162        320       29        89       152        320
    Intermediate-Term Bond Fund......    77       112       150        297       27        82       140        297
    International Equity Fund........    78       116       156        310       28        86       146        310
    Long-Term Bond Fund..............    77       112       151        298       27        82       141        298
DELAWARE GROUP PREMIUM FUND.
    REIT Series......................    71        96       123        243       21        66       113        243
    Small Cap Value Series...........    71        96       123        243       21        66       113        243
DREYFUS VARIABLE INVESTMENT FUND
    Capital Appreciation Portfolio...    71        94       119        236       21        64       109        236
    Small Cap Portfolio..............    71        94       119        236       21        64       109        236
GREENWICH STREET SERIES FUND
    Equity Index Portfolio -- Class
      II Shares......................    68        85       105        207       18        55        95        207
JANUS ASPEN SERIES
    Worldwide Growth Portfolio.......    70        91       115        227       20        61       105        227
THE MONTGOMERY FUNDS III
    Montgomery Variable Series:
      Growth Fund....................    75       108       143        284       25        78       133        284
OCC ACCUMULATION TRUST
    Equity Portfolio.................    72        98       126        249       22        68       116        249
SALOMON BROTHERS VARIABLE SERIES FUND
  INC.
    Capital Fund.....................    73       100       130        258       23        70       120        258
    Investors Fund...................    73       100       130        258       23        70       120        258
    Total Return Fund................    73       100       130        258       23        70       120        258
STRONG VARIABLE INSURANCE FUNDS, INC.
    Strong Schafer Value Fund II.....    75       106       141        279       25        76       131        279
TRAVELERS SERIES FUND INC.
    Alliance Growth Portfolio........    71        95       121        240       21        65       111        240
    MFS Total Return Portfolio.......    71        95       122        242       21        65       112        242
    Putnam Diversified Income
      Portfolio......................    71        95       122        241       21        65       112        241
    Smith Barney High Income
      Portfolio......................    69        90       113        223       19        60       103        223
    Smith Barney International Equity
      Portfolio......................    73       100       130        258       23        70       120        258
    Smith Barney Large Capitalization
      Growth Portfolio...............    71        96       123        244       21        66       113        244

--------------------------------------------------------------------------------------------------------------------
                                         IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                               END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                       -------------------------------------   -------------------------------------
     UNDERLYING FUNDING OPTIONS        1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
    Disciplined Mid Cap Stock
      Portfolio......................    72        99       128        253       22        69       118        253
    Disciplined Small Cap Stock
      Portfolio......................    73       100       130        258       23        70       120        258
    Equity Income Portfolio..........    72        97       124        246       22        67       114        246
    Federated Stock Portfolio........    71        95       121        240       21        65       111        240
    Large Cap Portfolio..............    72        96       124        245       22        66       114        245
    Lazard International Stock
      Portfolio......................    73       102       134        265       23        72       124        265
    MFS Mid Cap Growth Portfolio.....    73       100       130        258       23        70       120        258
    MFS Research Portfolio...........    73       100       130        257       23        70       120        257
    Social Awareness Stock
      Portfolio......................    71        94       120        238       21        64       110        238
    Strategic Stock Portfolio........    72        97       125        248       22        67       115        248
    Travelers Quality Bond
      Portfolio......................    68        86       107        211       18        56        97        211
    U.S. Government Securities
      Portfolio......................    68        85       104        204       18        55        94        204
    Utilities Portfolio..............    72        97       124        246       22        67       114        246
VARIABLE INSURANCE PRODUCTS FUND II
Asset Manager Portfolio -- Service
  Class II...........................    69        89       112        220       19        59       102        220
WARBURG PINCUS TRUST
    Emerging Markets Portfolio.......    77       112       151        298       27        82       141        298


 * THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

(1) Reflects expenses that would be incurred for those Contract Owners who DO NOT participate in the CHART Asset Allocation program.

(2) Reflects expenses that would be incurred for those Contract Owners who DO participate in the CHART Asset Allocation program.

                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
See Appendices A and B.

                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------
Travelers Retirement Account Annuity is a contract between the contract owner ("you"), and the Company. You make purchase payments to us and we credit them to your Contract. The Company promises to pay you an income, in the form of annuity payments, beginning on a future date that you choose, the maturity date. The purchase payments and any applicable credits accumulate tax deferred in the funding options of your choice. The contract owner assumes the risk of gain or loss according to the performance of the variable funding options. The contract value is the amount of purchase payment plus any applicable credits, plus or minus any investment experience or interest. The contract value also reflects all surrenders made and charges deducted. There is generally no guarantee that at the maturity date the contract value will equal or exceed the total purchase payments made under the Contract. The date the contract and its benefits become effective is referred to as the contract date. Each 12-month period following the contract date is called a contract year.

Certain changes and elections must be made in writing to the Company. Where the term "written request" is used, it means that written information must be sent to the Company's Home Office in a form and content satisfactory to us.

CONTRACT OWNER INQUIRIES

Any questions you have about your Contract should be directed to the Company's Home Office at 1-800-842-9406.

PURCHASE PAYMENTS

The initial purchase payment must be at least $20,000. You may make additional payments of at least $5,000 at any time. Under certain circumstances, we may waive the minimum purchase payment requirement. Purchase payments over $1,000,000 may be made with our prior consent.

We will apply the initial purchase payment within two business days after we receive it in good order at our Home Office. Subsequent purchase payments will be credited to a Contract on the same business day, if received in good order by our Home Office by 4:00 p.m. Eastern time. A business day is any day that the New York Stock Exchange is open. Our business day ends at 4:00 p.m. Eastern time unless we need to close earlier due to an emergency.

If the Optional Death Benefit is selected, we will add a credit to your Contract with each purchase payment. Each credit is added to the contract value when the applicable purchase payment is applied, and will equal 2% of each purchase payment. These credits are applied pro rata to the same funding options to which your purchase payment was applied.

CONSERVATION CREDIT

If you are purchasing this Contract with funds from another contract issued by Us or Our affiliates, you may receive a conservation credit to your purchase payments. If applied, we will determine the amount of such credit.

ACCUMULATION UNITS

The period between the contract effective date and the maturity date is the accumulation period. During the accumulation period, an accumulation unit is used to calculate the value of a Contract. An accumulation unit works like a share of a mutual fund. Each funding option has a corresponding accumulation unit value. The accumulation units are valued each business day and their values may increase or decrease from day to day. The number of accumulation units we will credit to your Contract once we receive a purchase payment is determined by dividing the amount directed to each funding option by the value of its accumulation unit. We calculate the value of an accumulation unit for each funding option each day the New York Stock Exchange is open. The values are calculated as of 4:00 p.m. Eastern time. After the value is calculated, we credit your Contract. During the annuity period (i.e., after the maturity date), you are credited with annuity units.

THE FUNDING OPTIONS

You choose which of the following variable funding options to have your purchase payments allocated to. These funding options are subsections of the Separate Account, which invest in the underlying mutual funds ("underlying funds"). You will find detailed information about the options and their inherent risks in the current prospectuses for the funding options which must accompany this prospectus. You are not investing directly in the underlying fund. Since each option has varying degrees of risk, please read the prospectuses carefully before investing. Contact your registered representative or call 1-800-842-9406 to request additional copies of the prospectuses.

If any of the funding options become unavailable for allocating purchase payments, or if we believe that further investment in a funding option is inappropriate for the purposes of the Contract, we may substitute another funding option. However, we will not make any substitutions without notifying you and obtaining any state and SEC approval, if necessary. From time to time we may make new funding options available.

The current variable funding options are listed below, along with their investment advisers and any subadviser:

        INVESTMENT OPTIONS                       INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund            Seeks growth of capital through the use of     Travelers Asset Management
                                     common stocks. Income is not an objective.     International Company LLC
                                     The Fund invests principally in common stocks  ("TAMIC")
                                     of small to large companies which are          Subadviser: Janus Capital Corp.
                                     expected to experience wide fluctuations in
                                     price both in rising and declining markets.
High Yield Bond Trust*               Seeks generous income. The assets of the High  TAMIC
                                     Yield Bond Trust will be invested in bonds
                                     which, as a class, sell at discounts from par
                                     value and are typically high risk securities.
Managed Assets Trust**               Seeks high total investment return through a   TAMIC
                                     fully managed investment policy in a           Subadviser: Travelers
                                     portfolio of equity, debt and convertible      Investment Management Company
                                     securities.                                    ("TIMCO")
Money Market Portfolio               Seeks high current income from short-term      TAMIC
                                     money market instruments while preserving
                                     capital and maintaining a high degree of
                                     liquidity.
AMERICAN ODYSSEY FUNDS, INC.
  Core Equity Fund                   Seeks maximum long-term total return by        American Odyssey Funds
                                     investing primarily in common stocks of well-  Management, Inc.
                                     established companies.                         Subadvisers: Equinox
                                                                                    Capital Management, L.L.C.;
                                                                                    Putnam Investment Management
                                                                                    Inc.; and State Street Global
                                                                                    Advisors
  Emerging Opportunities Fund        Seeks maximum long-term total return by        American Odyssey Funds
                                     investing primarily in common stocks of        Management, Inc.
                                     small, rapidly growing companies.              Subadviser: Cowen Asset
                                                                                    Management; Chartwell
                                                                                    Investment Partners; and State
                                                                                    Street Global Advisors
  Global High-Yield Bond Fund*(1)    Seeks maximum long-term total return (capital  American Odyssey Funds
                                     appreciation and income) by investing          Management, Inc.
                                     primarily in high-yield debt securities from   Subadviser: Credit Suisse Asset
                                     the United States and abroad.                  Management

        INVESTMENT OPTIONS                       INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
AMERICAN ODYSSEY FUNDS, INC.
(CONT.)
  Intermediate-Term Bond Fund*       Seeks maximum long-term total return by        American Odyssey Funds
                                     investing primarily in intermediate-term       Management, Inc.
                                     corporate debt securities, U.S. government     Subadviser: TAMIC
                                     securities, mortgage-related securities and
                                     asset-backed securities, as well as money
                                     market instruments.
  International Equity Fund          Seeks maximum long-term total return by        American Odyssey Funds
                                     investing primarily in common stocks of        Management, Inc.
                                     established non-U.S. companies.                Subadviser: Bank of Ireland
                                                                                    Asset Management (U.S.) Limited
  Long-Term Bond Fund*               Seeks maximum long-term total return by        American Odyssey Funds
                                     investing primarily in long-term corporate     Management, Inc.
                                     debt securities, U.S. government securities,   Subadviser: Western Asset
                                     mortgage-related securities, and asset-backed  Management Company securities, as well as money market
                                     instruments.
DELAWARE GROUP PREMIUM
FUND
  REIT Series                        Seeks maximum long-term total return by        Delaware Management Company,
                                     investing in securities of companies           Inc.
                                     primarily engaged in the real estate           Subadviser: Lincoln Investment
                                     industry. Capital appreciation is a secondary  Management, Inc.
                                     objective.
  Small Cap Value Series             Seeks capital appreciation by investing in     Delaware Management Company,
                                     small to mid-cap common stocks whose market    Inc.
                                     value appears low relative to their            Subadviser: Lincoln Investment
                                     underlying value or future earnings and        Management, Inc.
                                     growth potential Emphasis will also be placed
                                     on securities of companies that may be
                                     temporarily out of favor or whose value is
                                     not yet recognized by the market.
DREYFUS VARIABLE
INVESTMENT FUND
  Appreciation Portfolio             Seeks primarily to provide long-term capital   The Dreyfus Corporation
                                     growth consistent with the preservation of     Subadviser: Fayez Sarofim & Co.
                                     capital; current income is a secondary         ("Sarofim")
                                     investment objective. The portfolio invests
                                     primarily in the common stocks of domestic
                                     and foreign issuers.
  Small Cap Portfolio                Seeks to maximize capital appreciation.        The Dreyfus Corporation
                                                                                    Subadviser: Sarofim
GREENWICH STREET SERIES FUND
  Equity Index Portfolio -- Class    Seeks to replicate, before deduction of        TIMCO
  II Shares                          expenses, the total return performance of the
                                     S&P 500 Index.
JANUS ASPEN SERIES
  Worldwide Growth Portfolio --      Seeks growth of capital in a manner            Janus Capital
  Service Shares                     consistent with preservation of capital by
                                     investing primarily in common stocks of
                                     companies of any size throughout the world.
MONTGOMERY FUNDS III
  Montgomery Variable Series:        Seeks capital appreciation by investing        Montgomery Asset Management
  Growth Fund                        primarily in equity securities, usually
                                     common stock, of domestic companies of all
                                     sizes, and emphasizes companies having market
                                     capitalizations of $1 billion or more.
OCC ACCUMULATION TRUST
  Equity Portfolio                   Seeks long-term capital appreciation through   OpCap Advisors
                                     investment in securities (primarily equity
                                     securities) of companies that are believed by
                                     the adviser to be undervalued in the
                                     marketplace in relation to factors such as
                                     the companies' assets or earnings.

        INVESTMENT OPTIONS                       INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES
  FUND, INC.
  Capital Fund                       Seeks capital appreciation, primarily through  Salomon Brothers Asset
                                     investments in common stocks which are         Management ("SBAM")
                                     believed to have above-average price
                                     appreciation potential and which may involve
                                     above average risk.
  Investors Fund                     Seeks long-term growth of capital, and,        SBAM
                                     secondarily, current income, through
                                     investments in common stocks of well-known
                                     companies.
  Total Return Fund                  Seeks above-average income (compared to a      SBAM
                                     portfolio invested entirely in equity
                                     securities). Secondarily, seeks opportunities
                                     for growth of capital and income.
STRONG VARIABLE INSURANCE FUNDS,
INC.
  Strong Schafer Value Fund II       Seeks long-term capital appreciation. Current  Strong Capital Management Inc.
                                     income is a secondary objective when           Subadviser: Schafer Capital
                                     selecting investments. The goal is to          Management, Inc.
                                     identify stocks that provide above-average
                                     earnings growth prospects at a
                                     price-to-earnings ratio lower than that of
                                     the S&P 500.
TRAVELERS SERIES FUND INC.
  Alliance Growth Portfolio          Seeks long-term growth of capital. Current     Travelers Investment Adviser
                                     income is only an incidental consideration.    ("TIA")
                                     The Portfolio invests predominantly in equity  Subadviser: Alliance Capital
                                     securities of companies with a favorable       Management L.P.
                                     outlook for earnings and whose rate of growth
                                     is expected to exceed that of the U.S.
                                     economy over time.
  MFS Total Return Portfolio         (a balanced portfolio) Seeks to obtain above-  TIA
                                     average income (compared to a portfolio        Subadviser: Massachusetts
                                     entirely invested in equity securities)        Financial Services Company
                                     consistent with the prudent employment of      ("MFS")
                                     capital. Generally, at least 40% of the
                                     Portfolio's assets are invested in equity
                                     securities.
  Putnam Diversified Income          Seeks high current income consistent with      TIA
  Portfolio                          preservation of capital. The Portfolio will    Subadviser: Putnam Investment
                                     allocate its investments among the U.S.        Management, Inc.
                                     Government Sector, the High Yield Sector, and
                                     the International Sector of the fixed income
                                     securities markets.
  Smith Barney High Income           Seeks high current income. Capital             SSB Citi Fund Management LLC
  Portfolio                          appreciation is a secondary objective. The     ("SSB Citi")
                                     Portfolio will invest at least 65% of its
                                     assets in high-yielding corporate debt
                                     obligations and preferred stock.
  Smith Barney International Equity  Seeks total return on assets from growth of    SSB Citi
  Portfolio                          capital and income by investing at least 65%
                                     of its assets in a diversified portfolio of
                                     equity securities of established non-U.S.
                                     issuers.
  Smith Barney Large                 Seeks long-term growth of capital by           SSB Citi
  Capitalization Growth Portfolio    investing in equity securities of companies
                                     with large market capitalizations.
THE TRAVELERS SERIES TRUST
  Disciplined Mid Cap Stock          Seeks growth of capital by investing           TAMIC
  Portfolio                          primarily in a broadly diversified portfolio   Subadviser: TIMCO
                                     of U.S. common stocks.
  Disciplined Small Cap Stock        Seeks long term capital appreciation by        TAMIC
  Portfolio                          investing primarily (at least 65% of its       Subadviser: TIMCO
                                     total assets) in the common stocks of U.S.
                                     Companies with relatively small market
                                     capitalizations at the time of investment.

        INVESTMENT OPTIONS                       INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
(CONT.)
  Equity Income Portfolio            Seeks reasonable income by investing at least  TAMIC
                                     65% in income-producing equity securities.     Subadviser: Fidelity Management
                                     The balance may be invested in all types of    & Research Company ("FMR")
                                     domestic and foreign securities, including
                                     bonds. The Portfolio seeks to achieve a yield
                                     that exceeds that of the securities
                                     comprising the S&P 500. The Subadviser also
                                     considers the potential for capital
                                     appreciation.
  Federated Stock Portfolio          Seeks growth of income and capital by          TAMIC
                                     investing principally in a professionally      Subadviser: Federated
                                     managed and diversified portfolio of common    Investment Counseling, Inc.
                                     stock of high-quality companies (i.e.,
                                     leaders in their industries and characterized
                                     by sound management and the ability to
                                     finance expected growth).
  Large Cap Portfolio                Seeks long-term growth of capital by           TAMIC
                                     investing primarily in equity securities of    Subadviser: FMR
                                     companies with large market capitalizations.
  Lazard International Stock         Seeks capital appreciation by investing        TAMIC
  Portfolio                          primarily in the equity securities of          Subadviser: Lazard Asset
                                     non-United States companies (i.e.,             Management
                                     incorporated or organized outside the United
                                     States).
  MFS Mid Cap Growth Portfolio       Seeks to obtain long-term growth of capital    TAMIC
                                     by investing, under normal market conditions,  Subadviser: MFS at least 65% of its total assets in equity
                                     securities of companies with medium market
                                     capitalization which the investment adviser
                                     believes have above-average growth potential.
  MFS Research Portfolio             Seeks to provide long-term growth of capital   TAMIC
                                     and future income.                             Subadviser: MFS
  Social Awareness Stock Portfolio   Seeks long-term capital appreciation and       SSB Citi
                                     retention of net investment income by
                                     selecting investments, primarily common
                                     stocks, which meet the social criteria
                                     established for the Portfolio. Social
                                     criteria currently excludes companies that
                                     derive a significant portion of their
                                     revenues from the production of tobacco,
                                     tobacco products, alcohol, or military
                                     defense systems, or in the provision of
                                     military defense related services or gambling
                                     services.
  Strategic Stock Portfolio          Seeks to provide an above-average total        TAMIC
                                     return through a combination of potential      Subadviser: TIMCO
                                     capital appreciation and dividend income by
                                     investing primarily in high dividend yielding
                                     stocks periodically selected from the
                                     companies included in (i) the Dow Jones
                                     Industrial Average and (ii) a subset of the
                                     S&P Industrial Index.
  Travelers Quality Bond Portfolio   Seeks current income, moderate capital         TAMIC
                                     volatility and total return.
  U.S. Government Securities         Seeks to select investments from the point of  TAMIC
  Portfolio                          view of an investor concerned primarily with
                                     the highest credit quality, current income
                                     and total return. The assets of the Portfolio
                                     will be invested in direct obligations of the
                                     United States, its agencies and
                                     instrumentalities.
  Utilities Portfolio                Seeks to provide current income by investing   SSB Citi
                                     in equity and debt securities of companies in
                                     the utilities industries.
VARIABLE INSURANCE PRODUCTS FUND II
  Asset Manager                      Seeks high total return with reduced risk      FMR
  Portfolio -- Service Class 2       over the long-term by allocating its assets
                                     among stocks, bonds and short-term
                                     fixed-income instruments.

        INVESTMENT OPTIONS                       INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS TRUST
  Emerging Markets Portfolio         Seeks long-term growth of capital by           Warburg Pincus Asset
                                     investing primarily in equity securities of    Management, Inc.
                                     non-U.S. issuers consisting of companies in
                                     emerging securities markets.

(1) Formerly American Odyssey Short-Term Bond Fund. The name investment objective and investment subadviser of this fund were changed pursuant to a shareholder vote effective May 1, 1998.

 * The funding options marked with an asterisk (*) are considered competing funds, and may be subject to transfer restrictions. Those marked with two asterisks (**) are not currently considered competing funds, but may be so in the future because of an allowable change in the funding option's investment strategy. Please refer to the contract for transfer restrictions.

                             CHARGES AND DEDUCTIONS
--------------------------------------------------------------------------------

GENERAL

We deduct the charges described below. The charges are for the service and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. We may also deduct a charge for taxes. Services and benefits we provide include:

          - the ability for you to make withdrawals and surrenders under the Contracts;

          - the death benefit paid on the death of the contract owner, annuitant, or first of the joint contract owners,

          - the available funding options and related programs (including dollar-cost averaging, portfolio rebalancing, and systematic withdrawal programs);

          - administration of the annuity options available under the Contracts; and

          - the distribution of various reports to contract owners.


Costs and expenses we incur include:

          - losses associated with various overhead and other expenses associated with providing the services and benefits provided by the Contracts,

          - sales and marketing expenses, including commission payments to your sales agent, and

          - other costs of doing business.


Risks we assume include:

          - risks that annuitants may live longer than estimated when the annuity factors under the Contracts were established,

          - that the amount of the death benefit will be greater than the contract value and

          - that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

Unless otherwise specified, charges are deducted proportionately from all funding options in which you are invested.

We may reduce or eliminate the withdrawal charge, and/or the mortality and expense risk charge under the Contract when certain sales or administration of the Contract result in savings or reduced expenses and/or risks. For certain trusts, we may change the order in which purchase payments and earnings are withdrawn in order to determine the withdrawal charge. We will not reduce or eliminate the withdrawal charge or the administrative charge where such reduction or elimination would be unfairly discriminatory to any person.

WITHDRAWAL CHARGE

We do not deduct a sales charge from purchase payments when they are made to the Contract. However, a withdrawal charge will apply if purchase payments are withdrawn before they have been in the Contract for six years. We will assess the charge as a percentage of the purchase payment withdrawn as follows:

    YEARS SINCE PURCHASE                WITHDRAWAL
        PAYMENT MADE                      CHARGE
         1 or less                          5%
             2                              4%
             3                              3%
             4                              2%
             5                              1%
      6 and thereafter                      0%

For purposes of the withdrawal charge calculation, withdrawals are deemed to be taken first from:

          (a) any purchase payments and associated credits to which no withdrawal charge applies; then

          (b) from any remaining free withdrawal amount (as described below) after the reduction by the amount of (a); then

          (c) from any remaining purchase payments and associated credits (on a first-in, first-out basis); and then

          (d) from any contract earnings.

Unless you instruct us otherwise, we will deduct the withdrawal charge from the amount requested.

We will not deduct a withdrawal charge:

          - from payments we make due to the death of the annuitant;

          - if an annuity payout has begun, other than the Liquidity Benefit Option (see "Liquidity Benefit");

          - if an income option of at least ten years' duration is elected;

          - from amounts withdrawn which are deposited to other contracts issued by Us or our affiliate, subject to Our approval;

          - if withdrawals are taken under our Managed Distribution Program, if elected by you (see "Access to Your Contract Values"); or

          - if you are confined to an Eligible Nursing Home, as described in Appendix C.

FREE WITHDRAWAL ALLOWANCE

You may withdraw up to 20% of the contract value annually. During the first contract year, the available withdrawal amount will be 20% of the initial purchase payment. After the first contract year, the available withdrawal amount will be calculated as of the end of the previous contract year. The free withdrawal provision applies to all partial withdrawals and full withdrawals, except those transferred directly to annuity contracts issued by other financial institutions. We reserve the right to not permit the provision on a full surrender. In Washington state, the free withdrawal provision applies to all withdrawals.

PREMIUM TAX

Certain state and local governments charge premium taxes ranging from 0% to 5%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. We will deduct any applicable premium taxes from the contract value either upon death, surrender, annuitization, or at the time purchase payments are made to the Contract, but no earlier than when we have a tax liability under state law.

MORTALITY AND EXPENSE RISK CHARGE

Each business day, the Company deducts a mortality and expense risk ("M&E") charge from amounts held in the variable funding options. The deduction is reflected in our calculation of accumulation and annuity unit values. The charges stated are the maximum for this product. We reserve the right to lower this charge at any time. For the Standard Death Benefit, this charge equals, on an annual basis, 0.80% of the amounts held in each funding option. For the Optional Death Benefit and Credit, this charge equals, on an annual basis, 1.25% of the amounts held in each funding option. This charge compensates the Company for risks assumed, benefits provided and expenses incurred, including the payment of commissions to your sales agent.


FUNDING OPTION EXPENSES

The charges and expenses of the funding options are summarized in the fee table and are described in the accompanying prospectuses.

FLOOR BENEFIT/LIQUIDITY BENEFIT CHARGES

If the Variable Annuitization Floor Benefit is selected, a charge is deducted upon election of this benefit. This charge compensates Us for guaranteeing a minimum variable annuity payment regardless of the performance of the funding options selected by you. This charge will vary based upon market conditions, but will never increase your annual separate account charge by more than 3%. The charge will be set at the time of election, and will remain level throughout the term of annuitization. If the Liquidity Benefit is selected, there is a surrender charge of 5% of the amounts withdrawn. Please refer to "The Annuity Period" for a description of these benefits.

CHART ASSET ALLOCATION PROGRAM CHARGES

Under the CHART Program, purchase payments and cash values are allocated among the specified asset allocation funds. The charge for this advisory service is equal to a maximum of 0.80% of the assets subject to the CHART Program. The CHART Program fee will be paid by quarterly withdrawals from the cash values allocated to the asset allocation funds. The Company will not treat these withdrawals as taxable distributions. Please refer to "Miscellaneous Contract Provisions" for further information.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in a law assessing taxes against the Company based upon premiums, contract gains or value of the contract, we reserve the right to charge you proportionately for this tax.

                                   TRANSFERS
--------------------------------------------------------------------------------


Up to 30 days before the maturity date, you may transfer all or part of the contract value between funding options. Transfers are made at the value(s) next determined after we receive your request at the Home Office. There are no charges or restrictions on the amount or frequency of transfers currently; however, we reserve the right to charge a fee for any transfers exceeding 12 per year, and to limit the number of transfers to one in any six-month period. We also reserve the right to restrict transfers by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple contract owners. We may, among other things, not accept: 1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers that we determine will disadvantage other contract owners.

Since different funding options have different expenses, a transfer of contract values from one funding option to another could result in your investment becoming subject to higher or lower expenses. After the maturity date, you may make transfers between funding options only with our consent.


DOLLAR COST AVERAGING

Dollar cost averaging or the pre-authorized transfer program (the "DCA Program") allows you to transfer a set dollar amount to other funding options on a monthly or quarterly basis during the accumulation phase of the Contract. Using this method, more accumulation units are purchased in a funding option if the value per unit is low and fewer accumulation units are purchased if the value per unit is high. Therefore, a lower-than-average cost per unit may be achieved over the long run.

You may elect the DCA Program through written request or other method acceptable to the Company. You must have a minimum total contract value of $5,000 to enroll in the DCA Program. The minimum amount that may be transferred through this program is $400.

You may start or stop participation in the DCA Program at any time, but you must give the Company at least 30 days' notice to change any automated transfer instructions that are currently in place. All provisions and terms of the Contract apply to the DCA and Special DCA Programs, including provisions relating to the transfer of money between investment options. We reserve the right to suspend or modify transfer privileges at any time and to assess a processing fee for this service.

ASSET ALLOCATION ADVICE

Owners may elect to enter into a separate advisory agreement with Copeland , an affiliate of the Company. For a fee, Copeland provides asset allocation advice under its CHART Program(R), which is fully described in a separate Disclosure Statement. The CHART Program may not be available in all marketing programs through which this Contract is sold.

                              ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

Any time before the maturity date, you may redeem all or any portion of the cash surrender value, less any premium tax not previously deducted. Unless you submit a written request specifying the funding option(s) from which amounts are to be withdrawn, the withdrawal will be made on a pro rata basis. The cash surrender value will be determined as of the close of business after we receive your surrender request at the Home Office. The cash surrender value may be more or less than the purchase payments made.

We may defer payment of any cash surrender value for a period of up to seven days after the written request is received, but it is our intent to pay as soon as possible. We cannot process requests for withdrawals that are not in good order. We will contact you if there is a deficiency causing a delay and will advise what is needed to act upon the withdrawal request.

We also provide access to your money during the annuitization period, which is discussed in detail in the "Annuity Period" section of this prospectus.

SYSTEMATIC WITHDRAWALS

Before the maturity date, you may choose to withdraw a specified dollar amount on a monthly, quarterly, semiannual or annual basis. Any applicable premium taxes and withdrawal charge will be deducted. To elect systematic withdrawals, you must make the election on the form provided by the Company. You may begin or discontinue systematic withdrawals at any time by notifying us in writing, but at least 30 days' notice must be given to change any systematic withdrawal instructions that are currently in place.

We reserve the right to discontinue offering systematic withdrawals or to assess a processing fee for this service upon 30 days' written notice to contract owners (where allowed by state law).

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty tax may be assessed on systematic withdrawals if the contract owner is under age 59 1/2. You should consult with your tax adviser regarding the tax consequences of systematic withdrawals.

MANAGED DISTRIBUTION PROGRAM. Under the systematic withdrawal option, you may choose to participate in the Managed Distribution Program. At no cost to you, you may instruct Us to calculate and make minimum distributions that may be required by the IRS upon reaching age 70 1/2. (See "Federal Tax Considerations.") These payments will not be subject to the withdrawal charge and will be in lieu of the free withdrawal allowance. No Dollar Cost Averaging will be permitted if you are participating in the Managed Distribution Program.

                              OWNERSHIP PROVISIONS
--------------------------------------------------------------------------------

TYPES OF OWNERSHIP

Contract Owner ("you"). The Contract belongs to the contract owner named in the Contract (on the Specifications page.) The annuitant is the individual upon whose life the maturity date and the amount of monthly annuity payments depend. Because this is a qualified contract, the owner and the annuitant must always be the same person. You have sole power to exercise any rights and to receive all benefits given in the contract provided you have not named an irrevocable beneficiary.

Beneficiary. The beneficiary is named by you in a written request. The beneficiary has the right to receive any remaining contractual benefits upon your death. If more than one beneficiary survives the annuitant, they will share equally in benefits unless other shares are recorded with the Company by written request before your death.

Unless an irrevocable beneficiary has been named, you have the right to change any beneficiary by written request and while the Contract continues.

                                 DEATH BENEFIT
--------------------------------------------------------------------------------

DEATH BENEFIT PROCEEDS PRIOR TO MATURITY DATE

The person chosen as the beneficiary will receive a death benefit upon the death of the owner/annuitant before the maturity date. You may select either the Standard Death Benefit or the Optional Death Benefit and Credit at the time of purchase:

STANDARD DEATH BENEFIT:


------------------------------------------------------------------------------------------
    ANNUITANT'S AGE                              DEATH BENEFIT PAYABLE
  ON THE CONTRACT DATE                  (CALCULATED AS OF THE DEATH REPORT DATE)
------------------------------------------------------------------------------------------
 Before age 80                IF NOTIFIED WITHIN 6 MONTHS OF THE DEATH: Greater of:
                              (1) Contract value, or
                              (2) Total purchase payments less any withdrawals (and
                              related charges).
                              IF NOTIFIED 6 MONTHS OR MORE AFTER THE DEATH: Contract value
                              (unless prohibited by state law)
------------------------------------------------------------------------------------------
 On or after age 80           Contract value.
------------------------------------------------------------------------------------------

OPTIONAL DEATH BENEFIT AND CREDIT

The Optional Death Benefit and Credit varies depending on the annuitant's age on the Contract Date.


------------------------------------------------------------------------------------------
    ANNUITANT'S AGE                              DEATH BENEFIT PAYABLE
  ON THE CONTRACT DATE                  (CALCULATED AS OF THE DEATH REPORT DATE)
------------------------------------------------------------------------------------------
 Under Age 70                 IF NOTIFIED WITHIN 6 MONTHS OF THE DEATH: Greatest of:
                              (1) Contract value; or
                              (2)
                              Total purchase payments, less any withdrawals (and related charges), or
                              (3) Maximum Step-Up death benefit value (described below)
                              associated with contract date anniversaries beginning with the 5th, and ending with the last before the annuitant's
                                  76th birthday.
                              IF NOTIFIED 6 MONTHS OR MORE AFTER THE DEATH: Contract value
                              (unless prohibited by state law)
------------------------------------------------------------------------------------------
 Age 70-75                    IF NOTIFIED WITHIN 6 MONTHS OF THE DEATH: Greatest of:
                              (1) Contract value, or
                              (2)
                              Total purchase payments, less any withdrawals (and related charges), or
                              (3) Step-Up death benefit value (described below) associated with the 5th contract date anniversary.
                              IF NOTIFIED 6 MONTHS OR MORE AFTER THE DEATH: Contract value
                              (unless prohibited by state law)
------------------------------------------------------------------------------------------
 Age 76-80                    Greater of (1) or (2) above.
------------------------------------------------------------------------------------------
 Age over 80                  Contract value.
------------------------------------------------------------------------------------------

All death benefit values described above are calculated at the close of business on the date the Company receives due proof of death and written distribution instructions (the "death report date"). The amounts will be reduced by any applicable premium taxes due.

STEP-UP DEATH BENEFIT VALUE

A separate Step-Up death benefit value will be established on the fifth contract date anniversary and on each subsequent contract date anniversary on or before the death report date and will initially equal the contract value on that anniversary. After a Step-Up death benefit value has been established, it will be recalculated each time a purchase payment is made or a partial surrender is taken until the death report date. Step-Up death benefit values will be recalculated by increasing them by the amount of each applicable purchase payment and by reducing them by a Partial Surrender Reduction (as described below) for each applicable partial surrender. Recalculations of Step-Up death benefit values related to any purchase payments or any partial surrenders will be made in the order that such purchase payments or partial surrender reductions occur.


The Partial Surrender Reduction referenced above is equal to:

        1. The amount of a Step-Up death benefit value immediately prior to the reduction for the partial surrender, multiplied by

        2. The amount of the partial surrender divided by the contract value immediately prior to the partial surrender.

For example, assume your current contract value is $55,000. If your original step-up value is $50,000, and you decide to make a partial withdrawal of $10,000, the step-up value would be reduced as follows:

                        50,000 x (10,000/55,000) = 9,090

Your new step-up value would be 50,000-9,090, or $40,910.

The following example shows what would happen in a declining market. Assume your current contract value is $30,000. If your original step-up value is $50,000, and you decide to make a partial withdrawal of $10,000, the step-up value would be reduced as follows:

                       50,000 x (10,000/30,000) = 16,666

Your new step-up value would be 50,000-16,666, or $33,334.


DEATH PROCEEDS AFTER THE MATURITY DATE

If you die on or after the maturity date, the Company will pay the beneficiary a death benefit consisting of any benefit remaining under the annuity option then in effect.

PAYMENT OF PROCEEDS

Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

The Company will pay the proceeds to the beneficiary (ies), or if none, to the contract owner's estate.

                               THE ANNUITY PERIOD
--------------------------------------------------------------------------------

MATURITY DATE

Under the Contract, you can receive regular income payments (annuity payments). You can choose the month and the year in which those payments begin (maturity date). You can also choose among income payouts (annuity options). You can change your selection any time up to the maturity date. Annuity payments will begin on the maturity date stated in the Contract unless the Contract has been fully surrendered or the proceeds have been paid to the beneficiary before that date, or unless you elect another date. Annuity payments are a series of periodic payments (a) for life; (b) for life with either a minimum number of payments or a specific amount assured; (c) for the joint lifetime of the annuitant and another person, and thereafter during the lifetime of the survivor or (d) for a number of payments assured. We may require proof that you are alive before annuity payments are made. Not all options may be available in all states.

You may choose to annuitize at any time after you purchase the contract. Unless you elect otherwise, the maturity date will be the later of your 90th birthday, or ten years after the effective date, if later. (In certain states, the maturity date elected may not be later than the annuitant's 90th birthday; refer to your Contract.) At least 30 days before the original maturity date, you may elect to extend the maturity date to any time prior to your 90th birthday or to a later date with the Company's consent.

Certain annuity options taken at the maturity date may be used to meet the minimum required distribution requirements of federal tax law, or a program of partial surrenders may be used instead. These mandatory distribution requirements take effect generally upon either the death of the contract owner, or upon the later of the contract owner's attainment of age 70 1/2 or year of retirement. Please refer to the optional, no-cost Managed Distribution Program described in the "Access to your Money" section of this prospectus. You should seek independent tax advice regarding the election of minimum required distributions.

LIQUIDITY BENEFIT

If you select any annuity option which guarantees you payments for a minimum period of time ("period certain"), you may take a lump sum payment (equal to a portion or all of the value of the remaining period certain payments) any time after the first contract year. There is a surrender charge of 5% of the amount withdrawn under this option.

For variable annuity payments, we use the Assumed Net Investment Factor, ("ANIF") as the interest rate to determine the lump sum amount. If you request only a percentage of the amount available, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the certain period expires, any remaining payments, if applicable, will not be affected by the utilization of this benefit.

For fixed annuity payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the annuity option you elected. The current rate will be the same rate we would give someone electing an annuity option for that same amount of time. If you request a percentage of the amount available during the period certain, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the certain period expires, any remaining payments, if applicable, will not be affected by the utilization of this benefit.

The market value adjustment formula for calculating the present value described above for fixed annuity payments is as follows:

              Present Value =LOGO[Payment(s) X (1/1 + iC)(t/365)]

Where

iC   =    the interest rate described above
n    =    the number of payments remaining in the contract owner's
          certain period at the time of request for this benefit
t    =    number of days remaining until that payment is made,
          adjusting for leap years.

See Appendix D for examples of this market value adjustment.

ALLOCATION OF ANNUITY

When an annuity option is elected, it may be elected as a variable annuity, a fixed annuity, or a combination of both. If, at the time annuity payments begin, no election has been made to the contrary, the cash surrender value will be applied to provide an annuity funded by the same investment options as you have selected during the accumulation period . At least 30 days before the maturity date, you may transfer the contract value among the funding options in order to change the basis on which annuity payments will be determined. (See "Transfers.")

ANNUITIZATION CREDIT. This credit is applied to the contract value used to purchase one of the annuity options described below. The credit equals 0.5% of your contract value if you annuitize during contract years 2-5, 1% during contract years 6-10, and 2% after contract year 10. There is no credit applied to contracts held less than 1 year.

VARIABLE ANNUITY

You may choose an annuity payout that fluctuates depending on the investment experience of the variable funding options. The number of annuity units credited to the Contract is determined by dividing the first monthly annuity payment attributable to each funding option by the corresponding accumulation unit value as of 14 days before the date annuity payments begin. An annuity unit is used to measure the dollar value of an annuity payment. The number of annuity units (but not their value) remains fixed during the annuity period.

DETERMINATION OF FIRST ANNUITY PAYMENT. The Contract contains tables used to determine the first monthly annuity payment. If a variable annuity is elected, the amount applied to it will be the value of the funding options as of 14 days before the date annuity payments begin less any applicable premium taxes not previously deducted.

The amount of the first monthly payment depends on the annuity option elected and the annuitant's adjusted age. A formula for determining the adjusted age is contained in the Contract. The total first monthly annuity payment is determined by multiplying the benefit per $1,000 of value shown in the Contract tables by the number of thousands of dollars of contract value applied to that annuity option and factors in an assumed daily net investment factor. The Assumed Daily Net Investment factor corresponds to an annual interest rate of 3%, used to determine the guaranteed payout rates shown. If investment rates are higher at the time annuitization is selected, payout rates will be higher than those shown. The Company reserves the right to require satisfactory proof of age of any person on whose life annuity payments are based before making the first payment under any of the payment options.

DETERMINATION OF SECOND AND SUBSEQUENT ANNUITY PAYMENTS. The dollar amount of all subsequent annuity payments changes from month to month based on the investment experience of the applicable funding options. The total amount of each annuity payment will be equal to the sum of the basic payments in each funding option. The actual amounts of these payments are determined by multiplying the number of annuity units credited to each funding option by the corresponding annuity unit value as of the date 14 days before the date the payment is due.

FIXED ANNUITY

You may choose a fixed annuity that provides payments which do not vary during the annuity period. We will calculate the dollar amount of the first fixed annuity payment as described under

"Variable Annuity," except that the amount applied to begin the annuity will be determined as of the date annuity payments begin. Payout rates will not be lower than those shown in the Contract. If it would produce a larger payment, the first fixed annuity payment will be determined using the Life Annuity Tables in effect on the maturity date.

If you have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage you elected.

                                PAYMENT OPTIONS
--------------------------------------------------------------------------------

ELECTION OF OPTIONS

You can change your annuity option selection any time up to the maturity date. Once annuity payments have begun, no further elections are allowed.

During the annuitant's lifetime, if you do not elect otherwise before the maturity date, we will pay you (or another designated payee) the first of a series of monthly annuity payments based on the life of the annuitant, in accordance with Annuity Option 2 (Life Annuity with 120 monthly payments assured). For certain contracts, Annuity Option 4 (Joint and Last Survivor Joint Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an annuity option will be $2,000 unless we agree to a lesser amount. If any monthly periodic payment due is less than $100, the Company reserves the right to make payments at less frequent intervals, or to pay the contract value in a lump sum.

On the maturity date, we will pay the amount due under the Contract in accordance with the payment option that you select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the annuitant must be made by you.

VARIABLE ANNUITIZATION FLOOR BENEFIT. This benefit may not be available, or may only be available under certain annuity options, if we determine market conditions so dictate. If available, the Company will guarantee that, regardless of the performance of the funding options selected by you, your annuity payments will never be less than a certain percentage of your first annuity payment. This percentage will vary depending on market conditions, but will never be less than 50%. You may not elect this benefit if you are over age 80. Additionally, you must select from certain funds available under this guarantee. Currently, these funds are the Equity Index Portfolio Class II, the Travelers Quality Bond Portfolio, and the U.S. Government Securities Portfolio. We may, at our discretion, increase or decrease the number of funds available under this benefit. This benefit is not currently available under Annuity Option 5. The benefit is not available with the 5% ANIF under any Option. If you select this benefit, you may not elect to liquidate any portion of your Contract.

There is a charge for this guarantee, which will begin upon election of this benefit. This charge will vary based upon market conditions, and will be established at the time the benefit is elected. Once established, the charge will remain level throughout the remainder of the annuitization, and will never increase your annual separate account charge by more than 3% per year.

We reserve the right to restrict the amount of contract value to be annuitized under this benefit.

ANNUITY OPTIONS

Subject to the conditions described in "Election of Options" above, all or any part of the cash surrender value (less any applicable premium taxes) may be paid under one or more of the following annuity options. Payments under the annuity options may be elected on a monthly, quarterly, semiannual or annual basis. Options 1-5 below may be applied to either a Fixed or Variable Annuity. We may offer additional options.

INCREASING BENEFIT OPTION. For Fixed Annuities, the annuity payment you receive may be either level (except after death of Primary Payee in Option 4) or increasing. If increasing payments are selected, the initial payment will be less than the corresponding level payment for the same annuity option, but your payments will increase on each contract date anniversary by a percentage chosen by you. You may choose a whole number percentage from one to four.

Option 1 -- Life Annuity -- No Refund. The Company will make annuity payments during your lifetime ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly annuity payments during your lifetime, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make regular annuity payments during the lifetime of the annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make annuity payments during your lifetimes of you and a second person. One will be designated the primary payee, the other will be designated the secondary payee. On the death of the secondary payee, the Company will continue to make monthly annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, the Company will continue to make annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.

Option 5 -- Payment for a Fixed Period. The Company will make monthly payments for the period selected.

Option 6 -- Income Option. The Company will make a certain number of payments which are not based on the annuitant's lifetime.

                       MISCELLANEOUS CONTRACT PROVISIONS
--------------------------------------------------------------------------------

RIGHT TO RETURN

You may return the Contract for a full refund of the contract value (including charges) within ten days after you receive it (the "right to return period"). You bear the investment risk on the purchase payment during the right to return period; therefore, the contract value returned may be greater or less than your purchase payment.

If the Contract is purchased as an Individual Retirement Annuity, and is returned within the first seven days after delivery, your purchase payment will be refunded in full; during the remainder of the right to return period, the contract value (including charges) will be refunded.

The contract value will be determined following the close of the business day on which we receive the Contract and a written request for a refund. Where state law requires a longer period, or the return of purchase payments or other variations of this provision, the Company will comply. Refer to your Contract for any state-specific information.

TERMINATION

You do not need to make any purchase payments after the first to keep the Contract in effect. However, we reserve the right to terminate the Contract on any business day if the contract value as of that date is less than $2,000 and no purchase payments have been made for at least two years, unless otherwise specified by state law. Termination will not occur until 31 days after the Company has mailed notice of termination to the contract owner's last known address and to any assignee of record. If the Contract is terminated, we will pay you the cash surrender value less any applicable contract or premium tax charges.

REQUIRED REPORTS

As often as required by law, but at least once in each contract year before the due date of the first annuity payment, we will furnish a report showing the number of accumulation units credited to the Contract and the corresponding accumulation unit value(s) as of the report date for each funding option to which the contract owner has allocated amounts during the applicable period. The Company will keep all records required under federal and state laws.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange ("the Exchange") is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in the Separate Account may not reasonably occur or so that the Company may not reasonably determine the value the Separate Account's net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders.

TRANSFERS OF CONTRACT VALUES TO OTHER ANNUITIES

Where state law permits, we may allow contract owners to transfer their contract values into other annuities offered by us or our affiliated insurance companies under rules then in effect.

                             THE SEPARATE ACCOUNTS
--------------------------------------------------------------------------------


The Travelers Insurance Company and the Travelers Life and Annuity Company each sponsor separate accounts: The Travelers Separate Account Five for Variable Annuities ("Separate Account Five") and the Travelers Separate Account Six for Variable Annuities ("Separate Account Six"), respectively. Both Separate Account Five and Separate Account Six were established on June 8, 1998 and are registered with the SEC as unit investment trusts (separate account) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Separate Account assets attributable to the Contracts will be invested exclusively in the shares of the variable funding options.

The assets of Separate Account Five and Separate Account Six are held for the exclusive and separate benefit of the owners of each separate account, according to the laws of Connecticut. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains and losses of the Company. The assets held by the Separate Account are not chargeable with liabilities arising out of any other business which the Company may conduct. Obligations under the Contract are obligations of the Company.

All investment income and other distributions of the funding options are payable to the Separate Account. All such income and/or distributions are reinvested in shares of the respective funding option at net asset value. Shares of the funding options are currently sold only to life insurance company separate accounts to fund variable annuity and variable life insurance contracts.


PERFORMANCE INFORMATION

From time to time, we may advertise several types of historical performance for the Contract's funding options. We may advertise the "standardized average annual total returns" of the funding option, calculated in a manner prescribed by the SEC, and the "nonstandardized total return," as described below. Specific examples of the performance information appear in the SAI.

STANDARDIZED METHOD. Quotations of average annual total returns are computed according to a formula in which a hypothetical initial investment of $1,000 is applied to the funding option, and then related to ending redeemable values over one-, five-, and ten-year periods, or for a period covering the time during which the funding option has been in existence, if less. These quotations reflect the deduction of all recurring charges during each period (on a pro rata basis in the case of fractional periods). Each quotation assumes a total redemption at the end of each period with the applicable withdrawal charge deducted at that time.

NONSTANDARDIZED METHOD. Nonstandardized "total returns" will be calculated in a similar manner based on the performance of the funding options over a period of time, usually for the calendar year-to-date, and for the past one-, three-, five- and ten-year periods. The withdrawal charge is not reflected because the Contract is designed for long-term investment.

For funding options that were in existence before they became available under the Separate Account, the nonstandardized average annual total return quotations will reflect the investment performance that such funding options would have achieved (reduced by the applicable charges) had they been held under the Contract for the period quoted. The total return quotations are based upon historical earnings and are not necessarily representative of future performance.

GENERAL. Within the guidelines prescribed by the SEC and the National Association of Securities Dealers, Inc. ("NASD"), performance information may be quoted numerically or may be presented in a table, graph or other illustration. Advertisements may include data comparing performance to well-known indices of market performance (including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's (S&P) 500 Index, the S&P 400 Index, the Lehman Brothers Long T-Bond Index, the Russell 1000, 2000 and 3000 Indices, the Value Line Index, and the Morgan Stanley Capital International's EAFE Index). Advertisements may also include published editorial comments and performance rankings compiled by independent organizations (including, but not limited to, Lipper Analytical Services, Inc. and Morningstar, Inc.) and publications that monitor the performance of the Separate Account and the variable funding options.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following general discussion of the federal income tax consequences under this Contract is not intended to cover all situations, and is not meant to provide tax advice. Because of the complexity of the law and the fact that the tax results will vary depending on many factors, you should consult your tax adviser regarding your personal situation. For your information, a more detailed tax discussion is contained in the SAI.

GENERAL TAXATION OF ANNUITIES

Congress has recognized the value of saving for retirement by providing certain tax benefits, in the form of tax deferral, for money put into an annuity. The Internal Revenue Code (Code) governs how this money is ultimately taxed, depending upon the type of contract, qualified or non-qualified, and the manner in which the money is distributed, as briefly described below.

TAX-FREE EXCHANGES: The Internal Revenue Code provides that, generally, no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract. Since different annuity contracts have different expenses, fees and benefits, a tax-free exchange could result in your investment becoming subject to higher or lower fees and/or expenses.

QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the contract have not yet been taxed, the full amount of all distributions, including lump-sum withdrawals and annuity payments, are taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or contract. The Contract is available as a vehicle for IRA rollovers and for other qualified contracts. There are special rules which govern the taxation of qualified contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. We have provided a more complete discussion in the SAI.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

Taxable distributions taken before the contract owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions, for life or life expectancy, or unless the distribution follows the death or disability of the contract owner. Other exceptions may be available in certain qualified plans.

TAXATION OF SURRENDERS UNDER THE LIQUIDITY FEATURE

As discussed above, no taxable income is recognized prior to the distribution of proceeds to the contract owner. The Liquidity Benefit available under this Contract is considered a distribution under the Code, and therefore is subject to ordinary income tax as well as the penalty tax for premature distributions, if applicable.

DIVERSIFICATION REQUIREMENTS FOR VARIABLE ANNUITIES

The Code requires that any nonqualified variable annuity contracts based on a separate account shall not be treated as an annuity for any period if investments made in the account are not adequately diversified. Final tax regulations define how separate accounts must be diversified. The Company monitors the diversification of investments constantly and believes that its accounts are adequately diversified. The consequence of any failure to diversify is essentially the loss to the Contract Owner of tax deferred treatment. The Company intends to administer all contracts subject to this provision of law in a manner that will maintain adequate diversification.

OWNERSHIP OF THE INVESTMENTS

Assets in the separate accounts, also referred to as segregated asset accounts, must be owned by the Company and not by the Contract Owner for federal income tax purposes. Otherwise, the deferral of taxes is lost and income and gains from the accounts would be includable annually in the Contract Owner's gross income.

The Internal Revenue Service has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses an incident of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department announced, in connection with the issuance of temporary regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets of the account." This announcement, dated September 15, 1986, also stated that the guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular subaccounts [of a segregated asset account] without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

The Company does not know if such guidance will be issued, or if it is, what standards it may set. Furthermore, the Company does not know if such guidance may be issued with retroactive effect. New regulations are generally issued with a prospective-only effect as to future sales or as to future voluntary transactions in existing contracts. The Company therefore reserves the right to modify the contract as necessary to attempt to prevent Contract Owners from being considered the owner of the assets of the separate account.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 70 1/2. Participants in qualified plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement. Distributions must begin or be continued according to required patterns following the death of the contract owner or annuitant of both qualified and nonqualified annuities.

TAXATION OF DEATH BENEFIT PROCEEDS


Amounts may be distributed from a Contract because of the death of an owner. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the contract; or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.


                             AVAILABLE INFORMATION
--------------------------------------------------------------------------------

The Companies are both subject to the information requirements of the Securities and Exchange Act of 1934 ("the 1934 Act"), as amended, and file reports and other information with the Securities and Exchange Commission ("Commission"). You may read and copy this information and other information at the following locations:

          - public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.

          - the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048,

          - the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, the Companies have each filed with the Commission registration statements (the "Registration Statement") relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits. Reference is hereby made to such Registration Statement and exhibits for further information about the Companies and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Companies each furnish the Annual Reports on Form 10-K for the year ended December 31, 1999 to owners of contracts or certificates, the Companies do not plan to furnish subsequent annual reports containing financial information to the owners of contracts or certificates described in this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


Each Company's latest Annual Report on Form 10-K has been filed with the Commission. They are both incorporated by reference into this Prospectus and copies must accompany this Prospectus.

The Forms 10-K for the fiscal year ended December 31, 1999 contain additional information about each Company including audited financial statements for the latest fiscal year. The Travelers Insurance Company filed its Form 10-K on March 21, 2000 via Edgar, File No. 33-33691. The Travelers Life and Annuity Company filed its Form 10-K on March 21, 2000 via Edgar; File No. 33-58677.

If requested, the Companies will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to: The Travelers Insurance Company, One Tower Square, Hartford, Connecticut 06183-8130, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                               OTHER INFORMATION
--------------------------------------------------------------------------------

THE INSURANCE COMPANIES


Please refer to the first page of the Summary of this prospectus to determine which company issued your Contract.

The Travelers Insurance Company is a stock insurance company chartered in 1864 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Tower Square, Hartford, Connecticut 06183.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in a majority of the states of the United States, the District of Columbia and Puerto Rico, and intends to seek licensure in the remaining states, except New York. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Tower Square, Hartford, Connecticut 06183.


FINANCIAL STATEMENTS


The financial statements for each insurance company are included in the Form 10-K, which are attached to this prospectus. The financial statements for each separate account are located in their respective Statements of Additional Information.


IMSA

The Companies are members of the Insurance Marketplace Standards Association ("IMSA"), and as such may use the IMSA logo and IMSA membership in advertisements. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities. IMSA members have adopted policies and procedures that demonstrate a commitment to honesty, fairness and integrity in all customer contacts involving the sale and service of individual life insurance and annuity products.

DISTRIBUTION OF VARIABLE ANNUITY CONTRACTS


The Company intends to sell the Contracts in all jurisdictions where it is licensed to do business and where the Contract is approved. Any sales representative or employee who sells the Contracts will be qualified to sell variable annuities under applicable federal and state laws. Each broker-dealer is registered with the SEC under the Securities Exchange Act of 1934, and all are members of the NASD. The principal underwriter of the Contracts is CFBDS, Inc., 21 Milk St., Boston, MA. CFBDS, Inc. is not affiliated with the Company or the Separate Account. However, it is currently anticipated that Travelers Distribution LLC, an affiliated broker-dealer, may become the principal underwriter for the Contracts during the year 2000.


Up-front compensation paid to sales representatives will not exceed 7% of the purchase payments made under the Contracts. If asset based compensation is paid, it will not exceed 2% of the average account value annually. From time to time, the Company may pay or permit other promotional incentives, in cash, credit or other compensation.

CONFORMITY WITH STATE AND FEDERAL LAWS

The Contract is governed by the laws of the state in which it is delivered. Where a state has not approved a contract feature or funding option, it will not be available in that state. Any paid-up annuity, cash surrender value or death benefits that are available under the Contract are not less than the minimum benefits required by the statutes of the state in which the Contract is delivered. We reserve the right to make any changes, including retroactive changes, in the Contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which the Company, the Contract or the contract owner is subject.

VOTING RIGHTS

The Company is the legal owner of the shares of the funding options. However, we believe that when a funding option solicits proxies in conjunction with a vote of shareholders we are required to obtain from you and from other owners instructions on how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. This will also include any shares we own on our own behalf. Should we determine that we are no longer required to comply with the above, we will vote on the shares in our own right.

CONTRACT MODIFICATION

The Company reserves the right to modify the Contract to keep it qualified under all related law and regulations which are in effect during the term of this Contract. We will obtain the approval of any regulatory authority needed for the modifications.

LEGAL PROCEEDINGS AND OPINIONS

Legal matters in connection with the federal laws and regulations affecting the issue and sale of the contract described in this prospectus, as well as the organization of the Companies, their authority to issue variable annuity contracts under Connecticut law and the validity of the forms of the variable annuity contracts under Connecticut law, have been passed on by the General Counsel of the Companies.

THE TRAVELERS INSURANCE COMPANY


There are no pending legal proceedings affecting the Separate Account. There is one material pending legal proceeding, other than ordinary routine litigation incidental to business, to which the Company is a party. In March, 1997, a purported class action entitled Patterman v. The Travelers, Inc. et al, was commenced in the Superior Court of Richmond County, Georgia, alleging, among other things, violation of the Georgia RICO statute and other state laws by an affiliate of the Company, Primerica Financial Services, Inc. and certain of its affiliates. Plaintiffs seek unspecified compensatory and punitive damages and other relief. In October 1997, defendants answered the complaint, denied liability and asserted numerous affirmative defenses. In February 1998, the Superior Court of Richmond County transferred the lawsuit to the Superior Court of Gwinnett County, Georgia. The plaintiffs appealed the transfer order, and in December 1998 the Court of Appeals of the State of Georgia reversed the lower court's decision. Later in December 1998, defendants petitioned the Georgia Supreme Court to hear the appeal from the decision of the Court of Appeals, which was granted in May 1999. In September 1999, the Georgia Supreme Court heard oral argument on defendant's petition for an order reversing the Georgia Court of Appeals and transferring the lawsuit from the Superior Court of Richmond County to the Superior Court of Gwinnett County. The Georgia Supreme Court reversed its decision, and has not yet issued its opinion. Pending appeal, proceedings in the trial court have been stayed. Defendants intend to vigorously contest the litigation.


THE TRAVELERS LIFE AND ANNUITY COMPANY

There are no pending material legal proceedings affecting the Separate Account, the principal underwriter or the Company.

                                   APPENDIX A
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES

                         AIR = ASSUMED INVESTMENT RATE
                           FC = FLOOR BENEFIT CHARGE
                       STANDARD = STANDARD DEATH BENEFIT
                       OPTIONAL = OPTIONAL DEATH BENEFIT


                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND TRUST (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.980       0.980        0.977      0.977          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       93,082         --          --         --          --         --
MANAGED ASSETS TRUST (6/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.102       1.102        1.098      1.098          --         --          --         --
  Number of units outstanding at end
    of year.........................   13,609          --      899,389         --          --         --          --         --
MONEY MARKET PORTFOLIO (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.032       1.032        1.028      1.028          --         --          --         --
  Number of units outstanding at end
    of year.........................   36,453          --      134,132         --          --         --          --         --
AMERICAN ODYSSEY FUNDS, INC.
  CORE EQUITY FUND (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.995       0.995        0.992      0.992          --         --          --         --
  Number of units outstanding at end
    of year.........................   21,459          --       68,472         --          --         --          --         --
  EMERGING OPPORTUNITIES FUND (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.465       1.465        1.460      1.460          --         --          --         --
  Number of units outstanding at end
    of year.........................    6,201          --       29,981         --          --         --          --         --
  GLOBAL HIGH-YIELD BOND FUND
    (12/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.070       1.070        1.066      1.066          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       18,317         --          --         --          --         --
  INTERMEDIATE-TERM BOND FUND (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.005       1.005        1.002      1.002          --         --          --         --
  Number of units outstanding at end
    of year.........................   73,160          --       44,935         --          --         --          --         --
  INTERNATIONAL EQUITY FUND (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.272       1.272        1.267      1.267          --         --          --         --
  Number of units outstanding at end
    of year.........................    6,933          --       91,971         --          --         --          --         --
  LONG-TERM BOND FUND (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.979       0.979        0.976      0.976          --         --          --         --
  Number of units outstanding at end
    of year.........................   37,502          --       49,414         --          --         --          --         --
DELAWARE GROUP PREMIUM FUND
  REIT SERIES
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  SMALL CAP VALUE SERIES (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.991       0.991        0.988      0.988          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --        3,413         --          --         --          --         --

                                   APPENDIX A
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)


                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  CAPITAL APPRECIATION PORTFOLIO**
    (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.081       1.081        1.077      1.077          --         --          --         --
  Number of units outstanding at end
    of year.........................   24,552          --      320,468         --          --         --          --         --
  SMALL CAP PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.240       1.240        1.236      1.236          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       37,863         --          --         --          --         --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    1.133       1.133        1.129      1.129       1.127      1.123       1.122      1.117
  Number of units outstanding at end
    of year.........................   13,350          --      317,090         --          --         --          --         --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES; GROWTH
    FUND (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.208       1.208        1.204      1.204          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       22,857         --          --         --          --         --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (7/98)
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  INVESTORS FUND (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.088       1.088        1.084      1.084          --         --          --         --
  Number of units outstanding at end
    of year.........................   13,535          --        6,020         --          --         --          --         --
  TOTAL RETURN FUND
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (7/98)
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
TRAVELERS SERIES FUND INC.
  ALLIANCE GROWTH PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.303       1.303        1.298      1.298          --         --          --         --
  Number of units outstanding at end
    of year.........................   17,222          --      226,122         --          --         --          --         --
  MFS TOTAL RETURN PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.994       0.994        0.991      0.991          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --      114,042         --          --         --          --         --

                                   APPENDIX A
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)


                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->TRAVELERS SERIES FUND
INC. (CONT.)
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  SMITH BARNEY HIGH INCOME PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.007       1.007        1.004      1.004          --         --          --         --
  Number of units outstanding at end
    of year.........................   20,231          --           --         --          --         --          --         --
  SMITH BARNEY INTERNATIONAL EQUITY
    PORTFOLIO (12/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.569       1.569        1.563      1.563          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       53,669         --          --         --          --         --
  SMITH BARNEY LARGE CAPITALIZATION
    GROWTH PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.132       1.132        1.128      1.128          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       77,927         --          --         --          --         --
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.132       1.132        1.129      1.129          --         --          --         --
  Number of units outstanding at end
    of year.........................    4,950          --       13,503         --          --         --          --         --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  umber of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  EQUITY INCOME PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.021       1.021        1.017      1.017          --         --          --         --
  Number of units outstanding at end
    of year.........................   12,381          --      255,091         --          --         --          --         --
  FEDERATED STOCK PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  LARGE CAP PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.224       1.224        1.219      1.219          --         --          --         --
  Number of units outstanding at end
    of year.........................   12,719          --       89,328         --          --         --          --         --
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.194       1.194        1.190      1.190          --         --          --         --
  Number of units outstanding at end
    of year.........................    4,591          --           --         --          --         --          --         --
  MFS MID CAP GROWTH PORTFOLIO
    (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.603       1.603        1.598      1.598          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       91,838         --          --         --          --         --
  MFS RESEARCH PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --

                                   APPENDIX A
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)


                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->THE TRAVELERS SERIES
TRUST (CONT.)
  SOCIAL AWARENESS PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.115       1.115        1.111      1.111          --         --          --         --
  Number of units outstanding at end
    of year.........................   14,167          --       57,036         --          --         --          --         --
  STRATEGIC STOCK PORTFOLIO
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  TRAVELERS QUALITY BOND PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    1.002       1.002        0.998      0.998       1.000      0.999       0.996      0.994
  Number of units outstanding at end
    of year.........................   19,941          --        8,527         --          --         --          --         --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    0.968       0.968        0.965      0.965       0.966      0.965       0.962      0.961
  Number of units outstanding at end
    of year.........................   20,423          --       75,867         --          --         --          --         --
  UTILITIES PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.959       0.959        0.956      0.956          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --        2,049         --          --         --          --         --
WARBURG PINCUS TRUST
  EMERGING MARKETS PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.506       1.506        1.502      1.502          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       42,199         --          --         --          --         --


The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account. The financial statements for Separate Account Five and the consolidated financial statements for The Travelers Insurance Company and subsidiaries are contained in the SAI. Those funding options not listed above were not available as of December 31, 1999.
 * Date money first came into the Separate Account.
** Formerly Capital Appreciation Portfolio

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

           THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES

                         AIR = ASSUMED INVESTMENT RATE
                           FC = FLOOR BENEFIT CHARGE
                       STANDARD = STANDARD DEATH BENEFIT
                       OPTIONAL = OPTIONAL DEATH BENEFIT

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND TRUST (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.980      0.980         0.977     0.977          --          --          --         --
  Number of units outstanding at
    end of year....................    92,789         --       879,832        --          --          --          --         --
MANAGED ASSETS TRUST (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.102      1.102         1.098     1.098          --          --          --         --
  Number of units outstanding at
    end of year....................   232,345         --     5,360,035        --          --          --          --         --
MONEY MARKET PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.032      1.032         1.028     1.028          --          --          --         --
  Number of units outstanding at
    end of year....................   239,890         --     5,359,933        --          --          --          --         --
AMERICAN ODYSSEY FUNDS, INC.
  CORE EQUITY FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.995      0.995         0.992     0.992          --          --          --         --
  Number of units outstanding at
    end of year....................   228,230         --     5,697,520        --          --          --          --         --
  EMERGING OPPORTUNITIES FUND
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.465      1.465         1.460     1.460          --          --          --         --
  Number of units outstanding at
    end of year....................   113,574         --     2,542,636        --          --          --          --         --
  GLOBAL HIGH-YIELD BOND FUND
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.070      1.070         1.066     1.066          --          --          --         --
  Number of units outstanding at
    end of year....................    48,457         --     1,363,227        --          --          --          --         --
  INTERMEDIATE-TERM BOND FUND
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.005      1.005         1.002     1.002          --          --          --         --
  Number of units outstanding at
    end of year....................   187,387         --     2,889,162        --          --          --          --         --
  INTERNATIONAL EQUITY FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.272      1.272         1.267     1.267          --          --          --         --
  Number of units outstanding at
    end of year....................    90,221         --     3,413,512        --          --          --          --         --
  LONG-TERM BOND FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.979      0.979         0.976     0.976          --          --          --         --
  Number of units outstanding at
    end of year....................   139,623         --     3,629,750        --          --          --          --         --
DELAWARE GROUP PREMIUM FUND
  REIT SERIES (7/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.937      0.937         0.935     0.935          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        22,639        --          --          --          --         --
  SMALL CAP VALUE SERIES (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.991      0.991         0.988     0.988          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       184,589        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (CONTINUED)


                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  CAPITAL APPRECIATION PORTFOLIO**
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.081      1.081         1.077     1.077          --          --          --         --
  Number of units outstanding at
    end of year....................   244,529         --     2,447,252        --          --          --          --         --
  SMALL CAP PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.240      1.240         1.236     1.236          --          --          --         --
  Number of units outstanding at
    end of year....................    45,091         --     1,060,068        --          --          --          --         --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     1.133      1.133         1.129     1.129       1.127       1.123       1.122      1.117
  Number of units outstanding at
    end of year....................   207,054         --     5,953,238        --          --          --          --         --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES;
    GROWTH FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.208      1.208         1.204     1.204          --          --          --         --
  Number of units outstanding at
    end of year....................    16,056         --       573,739        --          --          --          --         --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.930      0.930         0.927     0.927          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       150,291        --          --          --          --         --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.222      1.222         1.218     1.218          --          --          --         --
  Number of units outstanding at
    end of year....................    13,279         --     1,398,956        --          --          --          --         --
  INVESTORS FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.088      1.088         1.084     1.084          --          --          --         --
  Number of units outstanding at
    end of year....................     5,119         --       665,635        --          --          --          --         --
  TOTAL RETURN FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.002      1.002         0.998     0.998          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       163,763        --          --          --          --         --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (7/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.877      0.877         0.875     0.875          --          --          --         --
  Number of units outstanding at
    end of year....................     6,351         --       114,839        --          --          --          --         --
TRAVELERS SERIES FUND INC.
  ALLIANCE GROWTH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.303      1.303         1.298     1.298          --          --          --         --
  Number of units outstanding at
    end of year....................   274,568         --     4,867,877        --          --          --          --         --
  MFS TOTAL RETURN PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.994      0.994         0.991     0.991          --          --          --         --
  Number of units outstanding at
    end of year....................    56,338         --       822,665        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (CONTINUED)


                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
TRAVELERS SERIES FUND INC. (CONT.)
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.010      1.010         1.007     1.007          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       188,752        --          --          --          --         --
  SMITH BARNEY HIGH INCOME
    PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.007      1.007         1.004     1.004          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       174,517        --          --          --          --         --
  SMITH BARNEY INTERNATIONAL EQUITY
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.569      1.569         1.563     1.563          --          --          --         --
  Number of units outstanding at
    end of year....................    33,821         --       942,437        --          --          --          --         --
  SMITH BARNEY LARGE CAPITALIZATION
    GROWTH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.132       1.32         1.128     1.128          --          --          --         --
  Number of units outstanding at
    end of year....................   100,647         --     2,808,440        --          --          --          --         --
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.132      1.132         1.129     1.129          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       131,236        --          --          --          --         --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.150      1.150         1.147     1.147          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        41,709        --          --          --          --         --
  EQUITY INCOME PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.021      1.021         1.017     1.017          --          --          --         --
  Number of units outstanding at
    end of year....................   216,322         --     2,462,986        --          --          --          --         --
  FEDERATED STOCK PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.965      0.965         0.962     0.962          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       342,000        --          --          --          --         --
  LARGE CAP PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.224      1.224         1.219     1.219          --          --          --         --
  Number of units outstanding at
    end of year....................   247,021         --     2,827,437        --          --          --          --         --
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.194      1.194         1.190     1.190          --          --          --         --
  Number of units outstanding at
    end of year....................    13,922         --       118,109        --          --          --          --         --
  MFS MID CAP GROWTH PORTFOLIO
    (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.603      1.603         1.598     1.598          --          --          --         --
  Number of units outstanding at
    end of year....................    22,378         --       519,757        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (CONTINUED)

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST (CONT.)
  MFS RESEARCH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.213      1.213         1.209     1.209          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       169,528        --          --          --          --         --
  SOCIAL AWARENESS PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.115      1.115         1.111     1.111          --          --          --         --
  Number of units outstanding at
    end of year....................   204,232         --     1,692,027        --          --          --          --         --
  STRATEGIC STOCK PORTFOLIO (9/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.942      0.942         0.940     0.940          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        75,116        --          --          --          --         --
  TRAVELERS QUALITY BOND PORTFOLIO
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     1.002      1.002         0.998     0.998       1.000       0.999       0.996      0.994
  Number of units outstanding at
    end of year....................    30,445         --     1,489,904        --          --          --          --         --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     0.968      0.968         0.965     0.965       0.966       0.965       0.962      0.961
  Number of units outstanding at
    end of year....................    81,239         --     1,134,380        --          --          --          --         --
  UTILITIES PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.959      0.959         0.956     0.956          --          --          --         --
  Number of units outstanding at
    end of year....................    52,624         --       426,556        --          --          --          --         --
WARBURG PINCUS TRUST
  EMERGING MARKETS PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.506      1.506          1502     1.502          --          --          --         --
  Number of units outstanding at
    end of year....................    54,662         --       563,587        --          --          --          --         --

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account. The financial statements for Separate Account Six and the financial statements for The Travelers Life and Annuity Company are contained in the SAI. Those funding options not listed above were not available as of December 31, 1999.
 * Date money first came into Separate Account
** Formerly Capital Appreciation Portfolio

                                   APPENDIX C
--------------------------------------------------------------------------------

            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT

 (This waiver is not available if the Annuitant is age 71 or older on the date the Contract is issued.
     Please refer to your contract for any state variations of this waiver)

If, after the first contract year and before the maturity date, the annuitant begins confinement in an Eligible Nursing Home, you may make a total or partial withdrawal, subject to the maximum withdrawal amount described below, without incurring a Withdrawal Charge. In order for the Withdrawal Charge to be waived, the withdrawal must be made during continued confinement in an Eligible Nursing Home after the qualifying period has been satisfied, or within sixty (60) days after such confinement ends. The qualifying period is confinement in an Eligible Nursing Home for ninety (90) consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician that such confinement is medically necessary.

An Eligible Nursing Home is defined as an institution or special nursing unit of a hospital which:

(a) is Medicare approved as a provider of skilled nursing care services; and

(b) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

                                       OR

Meets all of the following standards:

(a) is licensed as a nursing care facility by the state in which it is licensed;

(b) is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

(c) provides nursing care to individuals who are not able to care for themselves and who require nursing care;

(d) provides, as a primary function, nursing care and room and board; and charges for these services;

(e) provides care under the supervision of a licensed physician, registered nurse (RN) or licensed practical nurse (LPN);

(f) may provide care by a licensed physical, respiratory, occupational or speech therapist; and

(g) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

FILING A CLAIM: You must provide the Company with written notice of a claim during continued confinement after the 90-day qualifying period, or within sixty days after such confinement ends.

The maximum withdrawal amount for which we will waive the Withdrawal Charge is the contract value on the next valuation date following written proof of claim, less any purchase payments made within a one-year period before confinement in an Eligible Nursing Home begins, less any purchase payments made on or after the Annuitant's 71st birthday.

Any withdrawal requested which falls under the scope of this waiver will be paid as soon as we receive proper written proof of your claim, and will be paid in a lump sum. You should consult with your personal tax adviser regarding the tax impact of any withdrawals taken from your contract.

                                   APPENDIX D
--------------------------------------------------------------------------------

                            MARKET VALUE ADJUSTMENT

If you (the Annuitant) have selected any period certain option, you may elect to surrender a payment equal to a portion or all of the present value of the remaining period certain payments any time after the first contract year. There is a surrender charge of 5% of the amount withdrawn under this option.

For fixed annuity payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate is the then current annual rate of return offered by Us on new Fixed Annuity period certain only annuitizations for the amount of time remaining in the certain period. If the period of time remaining is less than the minimum length of time for which we offer a new Fixed Annuity Period Certain Only Annuitization, then the interest rate will be the rate of return for that minimum length of time.

The formula for calculating the Present Value is as follows:

              Present Value =LOGO[Payment(s) X (1/1 + iC)(t/365)]
Where
        iC = the interest rate described above
        n = the number of payments remaining in the contract owner's certain period at the time of request for this benefit t = number of days remaining until that payment is made, adjusting for leap years.

If you request a percentage of the total amount available, the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments will increase to the level they would have been had no liquidation taken place.

Illustration:

Amount Annuitized:  $12,589.80
Annuity Option:     Life w/10 Year Certain
                    $1,000 Annually--first payment
Annuity Payments:   immediately

For the purposes of this illustration, assume after two years (immediately preceding the third payment), you choose to receive full liquidity, and the current rate of return which we are then crediting for 8 year fixed Period Certain Only Annuitizations is 4.00%. The total amount available for liquidity is calculated as follows:

1000 + (1000/1.04) + (1000/1.04)( 7/8)2 + (1000/1.04)( 7/8)3 + (1000/1.04)
( 7/8)4 + (1000/1.04)( 7/8)5 + (1000/1.04)( 7/8)6 + (1000/1.04)( 7/8)7
= $7002.06

The surrender penalty is calculated as 5% of $7,002.06, or $350.10.

The net result to you after subtraction of the surrender penalty of $350.10 would be $6,651.96.

You would receive no more payments for 8 years. After 8 years, if you are still living, you will receive $1000 annually until your death.

                                   APPENDIX E
--------------------------------------------------------------------------------

              CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information contains more specific information and financial statements relating to The Travelers Insurance Company or The Travelers Life and Annuity Company. A list of the contents of the Statement of Additional Information is set forth below:

     The Insurance Company
     Principal Underwriter
     Distribution and Principal Underwriting Agreement
     Valuation of Assets
     Mixed and Shared Funding
     Performance Information
     Federal Tax Considerations
     Independent Accountants
     Financial Statements

--------------------------------------------------------------------------------

Copies of the Statement of Additional Information dated May 1, 2000 are available without charge. To request a copy, please complete the coupon found below and mail it to: The Travelers Insurance Company, Annuity Services, One Tower Square, Hartford, Connecticut, 06183-8130. The Travelers Insurance Company Statement of Information is printed on Form L-21256S, and The Travelers Life and Annuity Company Statement of Information is printed on Form L-21257S.

Name:
------------------------------------------------

Address:
------------------------------------------------

         ---------------------------------------------------------

                           THIS PAGE INTENTIONALLY LEFT BLANK.

L-21256                                                           TIC Ed. 5-2000
                                                               Printed in U.S.A.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution

Registration Fees: $2,780.00 for $10,000,000 in interests of Fixed Account Annuitization Options with a Market Value Adjustment Cash Out Feature.

Estimate of Printing Costs:  $10,000

Cost of Independent Auditors:  $5,000


Item 15.       Indemnification of Directors and Officers

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

Citigroup Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.       Exhibits

(a)        Exhibits

           1.         Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-58783 filed November 3, 1998.)

           2.         None

           3(i). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997).

           3(ii). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997.)

           4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form N-4, File No. 333-58783 filed November 3, 1998.)

           5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-2 filed Decmber 29, 1998.)

           8.         None.

           10.        None.

           11.        None

           12.        None

           13. Incorporated by reference in to the text of the Prospectus.

           15.        None

           23(a).     Consent of KPMG LLP, Independent Certified Public
                      Accountants.

           23(b).     Consent of Counsel (see Exhibit 5).

           24(a). Powers of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet, J. Eric Daniels, George C. Kokulis, Robert
                      I. Lipp, Ian R. Stuart, Katherine M. Sullivan and Marc P. Weill. (Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-2 filed Decmber 29,
                      1998)

           24(b).     Power of Attorney authorising Ernest J. Wright or Kathleen
                      A. McGah as signatory for J. Eric Daniels, George C. Kokulis, Katherine M. Sullivan and Glenn Lammey.

Item 17.       Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(a) of Regulation S-K:

(a)        Rule 415 Offerings:

           1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                      i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                      iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)        Request for Acceleration of Effective Date:

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 3, 2000.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                               By:*GLENN D. LAMMEY
                                  ---------------------------------------------
                                      Glenn D. Lammey, Chief Financial Officer,
                                      Chief Accounting Officer and Controller



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2000.


*J. ERIC DANIELS                   Director, Chairman of the Board
----------------------------       President and Chief Executive Officer
   (J. Eric Daniels)               (Principal Executive Officer)

*GEORGE C. KOKULIS                 Director and Executive Vice President
----------------------------
   (George C. Kokulis)

*KATHERINE M. SULLIVAN             Director
----------------------------
   (Katherine M. Sullivan)

*MARC P. WEILL                     Director and Senior Vice President
----------------------------
   (Marc P. Weill)



  *By: /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
   No.             Description                                                    Method of Filing
   ---             -----------                                                    ----------------

   23(a).          Consent of KPMG LLP, Independent Certified Public                  Electronically
                   Accountants.


   24(b).          Power of Attorney authorizing Ernest J. Wright or                  Electronically
                   Kathleen A. McGah as signatory for J. Eric Daniels,
                   George C. Kokulis, Katherine M. Sullivan and
                   Glenn Lammey.